                                                                   Exhibit 10.17

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THE LIMITED PARTNER INTERESTS EVIDENCED BY THIS AGREEMENT HAVE NOT BEEN
REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF
ANY STATE OF THE UNITED STATES OF AMERICA OR NON- U.S. JURISDICTION AND MAY NOT
BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH APPLICABLE FEDERAL, STATE OR
NON-U.S. SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. IN
ADDITION, TRANSFER OR OTHER DISPOSITION OF THE LIMITED PARTNER INTERESTS IS
RESTRICTED AS PROVIDED IN THIS AGREEMENT.

                  --------------------------------------------

                              Amended and Restated

                        Agreement of Limited Partnership

                                       of

                             GREENHILL CAPITAL, L.P.

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                            Dated as of June 30, 2000

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                                TABLE OF CONTENTS

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                                    ARTICLE 1
                               GENERAL PROVISIONS

SECTION 1.07.  Admission of Limited Partners; Additional Limited
               Partners; Increase of Capital Commitments.......................2

                                    ARTICLE 2
                  MANAGEMENT AND OPERATIONS OF THE PARTNERSHIP

                                    ARTICLE 3
                                   INVESTMENTS

SECTION 3.01.  Partnership Investments Generally..............................15
SECTION 3.02.  Investment Limitations.........................................15

                                                                            PAGE
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SECTION 3.03.  Structuring of Investments Generally; Certain Rules
               Governing Investments..........................................16
SECTION 3.04.  Investment Committee...........................................19
SECTION 3.05.  Restriction on Activities by Greenhill Entities;

                                    ARTICLE 4
                                    EXPENSES

SECTION 4.04.  Sources of Funds for Funding by the Partners of
               Partnership Expenses...........................................26
SECTION 4.05.  Non-Applicability of Article  to Parallel Investment
               Expenses.......................................................27

                                    ARTICLE 5
                  CAPITAL COMMITMENTS AND CAPITAL CONTRIBUTIONS

                                    ARTICLE 6
                  DISTRIBUTIONS; ALLOCATIONS; CAPITAL ACCOUNTS

                                       ii

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                                    ARTICLE 7
                              PARALLEL INVESTMENTS

                                    ARTICLE 8
                           REPORTS TO LIMITED PARTNERS

SECTION 8.01.  Reports........................................................48

                                    ARTICLE 9
                         EXCULPATION AND INDEMNIFICATION

                                   ARTICLE 10
                   DURATION AND DISSOLUTION OF THE PARTNERSHIP

                                   ARTICLE 11
                  TRANSFERABILITY OF GENERAL PARTNER'S INTEREST

SECTION 11.01.  Transferability of General Partner's Interest.................56

                                      iii

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                                   ARTICLE 12
                 TRANSFERABILITY OF A LIMITED PARTNER'S INTEREST

                                   ARTICLE 13
                                  MISCELLANEOUS

SECTION 13.06.  Governing Law; Severability; Certain Matters as to

Appendix A - Definitions

Schedule 1 - Pre-Closing Investments

                                       iv

                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                             GREENHILL CAPITAL, L.P.

      AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP dated as of June 30,
2000 of Greenhill Capital, L.P.

                              W I T N E S S E T H :

      WHEREAS, GCP, L.P., a Delaware limited partnership (formerly Greenhill
Capital Partners, LLC), in its capacity as General Partner, and David Glenn, as the initial Limited Partner, have heretofore entered into an Agreement of
Limited Partnership dated as of June 26, 2000 (the "Original Agreement") and have formed a limited partnership pursuant to the Delaware Revised Uniform
Limited Partnership Act 6 Del.C.ss.17-101, et seq., as amended from time to time
(the "Delaware Act");

      WHEREAS, David Glenn desires to withdraw from the Partnership as the initial Limited Partner of the Partnership; and

      WHEREAS, the parties hereto desire to continue the limited partnership and to amend and restate the Original Agreement in its entirety;

      NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE 1
                               GENERAL PROVISIONS

      SECTION 1.01. Definitions. Capitalized terms used herein without definition have the meanings assigned to them in Appendix A hereto.

      SECTION 1.02. Partnership Name. The name of the Partnership is Greenhill
Capital, L.P.

      SECTION 1.03. Office; Registered Agent. (a) The name and address of the
Partnership's registered agent in the State of Delaware is: The Corporation
Trust Company, Corporation Trust

Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware
19801. The Partnership shall maintain a registered office in the State of
Delaware at the same address.

      (b) The business address of the General Partner shall be 31 West 52nd
Street, 16th Floor, New York, New York 10019, U.S.A. or such other place as the
General Partner shall determine in its discretion.

      SECTION 1.04. Continuation of the Partnership. The parties hereto hereby agree to continue the Partnership as a limited partnership under and pursuant to the Delaware Act.

      SECTION 1.05. Purposes of the Partnership. The purposes of the Partnership are (a) to identify potential Partnership Investments, (b) to acquire, hold and dispose of Partnership Investments, and (c) pending utilization or disbursement of funds of the Partnership, to invest such funds in accordance with the terms of this Agreement, in each case consistent with the objectives described in the
Confidential Offering Memorandum. The Partnership shall have the power to do any and all acts necessary, appropriate, desirable, incidental or convenient to or for the furtherance of the purposes described in this Section 1.05, including, without limitation, any and all of the powers that may be exercised on behalf of the Partnership by the General Partner pursuant to this Agreement.

      SECTION 1.06. Liability of the Partners Generally. (a) Except as otherwise provided in the Delaware Act, the General Partner shall have the liabilities of a partner in a partnership without limited partners to any Person other than the
Partnership and the Limited Partners. Except as otherwise provided in this
Agreement or the Delaware Act, the General Partner shall have the liabilities of a partner in a partnership without limited partners to the Partnership and each
Limited Partner.

      (b) Except as otherwise provided in this Agreement or the Delaware Act, no
Limited Partner (or former Limited Partner) shall be obligated to make any contribution to the Partnership or have any liability for the debts and obligations of the Partnership.

      SECTION 1.07. Admission of Limited Partners; Additional Limited Partners;
Increase of Capital Commitments. (a) On the first Closing Date, each Person whose subscription for a limited partner interest in the Partnership has been accepted by the General Partner shall become a Limited Partner (and shall be shown as such on the books and records of the Partnership) upon (i) execution and delivery by (or, pursuant to a power of attorney, on behalf of) such Person and the General Partner of counterparts of this Agreement and (ii) making a
Capital Contribution in accordance with Section 5.01.

      (b) On the first Closing Date, following the admission of any Limited
Partner to the Partnership, the initial Limited Partner shall withdraw from the
Partnership and shall be entitled to receive the return of his contribution without interest or deduction.

      (c) At any time during the Commitment Period, the General Partner may cause the Partnership to admit additional Limited Partners or to allow any existing Limited Partner to increase its original Capital Commitment. A Person shall become such an additional Limited Partner (and shall be shown as such on the books and records of the Partnership) upon execution and delivery by (or, pursuant to a power of attorney, on behalf of) such Person and the General
Partner of counterparts of this Agreement, subject to the terms of this Section
1.07. Neither the admission of any additional Limited Partner to the Partnership nor the increase in the original Capital Commitment of any existing Limited
Partner pursuant to this Section 1.07 shall require the approval of any Limited
Partner existing immediately prior to such admission or increase.

      (d) Any additional Limited Partner admitted to the Partnership on any
Closing Date other than the first Closing Date (and, to the extent of any increase in its Capital Commitment on any such subsequent Closing Date, any
Limited Partner so increasing its Capital Commitment) (each such Limited
Partner, a "New Commitment Partner", and each such Limited Partner's new or increased Capital Commitment, a "New Commitment") shall pay to the Partnership an amount equal to Capital Contributions requested in accordance with Section
5.01 with respect to such New Commitment (pro rated, if necessary, for the remainder of the then-current semi- annual period).

      (e) On the first Closing Date, or during the 30 days immediately following the first Closing Date (the "Initial Closing Period"), the General Partner will cause the Partnership and the Related Funds to make an Investment in the securities identified on Schedule 1 hereto (the "Pre-Closing Investments"), and the General Partner will transfer the Pre-Closing Investments to the Partnership and Related Funds. Each transfer of a Pre-Closing Investment shall be treated as a contribution by the General Partner to the Partnership of such Pre-Closing
Investment and shall result in an increase in the capital account of the General
Partner in an amount (the "Designated Amount") equal to the sum of (i) the original acquisition cost of the Pre-Closing Investment (the "Original
Acquisition Cost") and (ii) a notional interest charge in respect of the
Original Acquisition Cost equal to 6% per annum calculated from the date of original acquisition of such Pre-Closing Investment by the General Partner until the effective date of the transfer of such Pre-Closing Investment to the
Partnership and the Related Funds (the "Contribution Date"), net of any payments received by the General Partner prior to the Contribution Date in respect of such Pre-Closing Investment. Each Limited Partner admitted on or prior to the
Contribution Date shall, on or prior to the date on which such Limited Partner is admitted, make Capital Contributions in accordance with Section 5.01 with respect to such Pre-Closing Investments and any additional Capital Contributions as may be requested by the General Partner for Temporary Cash Funds. As of the
Contribution Date, each Partner will be deemed to have made an investment in each Pre-Closing Investment, and the Invested Capital of each Partner will be equal to its Available Commitment Percentage of the Designated Amount for such
Pre- Closing Investment. The amounts contributed to the Partnership by the
Limited Partners in respect of any Pre-Closing

Investment shall be distributed promptly to the General Partner until the
General Partner has received an amount equal to 99% of the Designated Amount.

      (f) No New Commitment Partner admitted after the Initial Closing Period shall, with respect to its New Commitment, participate in any Investment made by the Partnership prior to the Closing Date on which such New Commitment is made to the Partnership.

      (g) Notwithstanding any other provision of this Agreement, the Partnership and the General Partner, on its own behalf or on behalf of the Partnership, shall enter into and carry out the terms of the Management Agreement, subscription agreements with the Limited Partners, and any other agreements to induce a Person to purchase a limited partner interest in the Partnership (each, a "Side Letter"), without any further act, approval or vote of any Partner or other Person.

                                    ARTICLE 2
                  MANAGEMENT AND OPERATIONS OF THE PARTNERSHIP

      SECTION 2.01. Management Generally. (a) The management and control of the
Partnership shall be vested exclusively in the General Partner. The Limited
Partners shall have no part in the management or control of the Partnership and shall have no authority or right to act on behalf of the Partnership in connection with any matter.

      (b) The General Partner shall have the right to delegate certain management and administrative responsibilities set forth in Section 2.02 to the
Manager pursuant to the Management Agreement. The Manager shall have the authority and right to act on behalf of the Partnership to the extent (but only to the extent) such authority or right is provided for in the Management
Agreement. Each Limited Partner shall be furnished with a copy of the Management
Agreement as in effect from time to time.

      SECTION 2.02. Authority of the General Partner. The General Partner shall have the power on behalf of and in the name of the Partnership or in its own name or through other agents to carry out any and all of the objects and purposes of the Partnership in accordance with, and subject to the limitations contained in, this Agreement and to perform all acts which it may, in its discretion, deem necessary or desirable in connection therewith, including, without limitation, the power to:

      (a)   identify and evaluate investment opportunities for the Partnership;

      (b)   acquire, hold, manage, restructure, own, sell, transfer, convey, assign, exchange, pledge or otherwise dispose of any investment, asset or instrument made or held by the Partnership;

      (c)   open accounts with banks, brokerage firms or other financial institutions, and deposit, maintain and withdraw funds in the name of the Partnership and draw checks or other orders for the payment of moneys;

      (d)   enter into, and take any action under, any contract, agreement or other instrument as the General Partner shall determine, in its discretion, to be necessary or desirable to further the purposes of the Partnership, including granting or refraining from granting any waivers, consents and approvals with respect to any of the foregoing and any matters incident thereto;

      (e)   bring and defend actions and proceedings at law or in equity and before any governmental, administrative or other regulatory agency, body or commission;

      (f)   employ, on behalf of the Partnership, any and all financial advisers, underwriters, attorneys, accountants, consultants, appraisers, custodians of the assets of the Partnership, or other agents, on such terms and for such compensation as the General
            Partner may determine, whether or not such Person may be an
            Affiliate of the General Partner, the Manager or Greenhill or may
            also be otherwise employed by any such Affiliate, and terminate such employment;

      (g)   make all elections, investigations, evaluations and decisions, binding the Partnership thereby, that may, in the discretion of the
            General Partner, be necessary or desirable for the acquisition, management or disposition of investments by the Partnership;

      (h)   enter into and perform any agency cross transaction in which the
            General Partner, the Manager, Greenhill or any of their respective
            Affiliates acts as broker for both the Partnership and a party on the other side of the transaction;

      (i)   subject to Section 2.04, arrange financing for or on behalf of the
            Partnership or any Limited Partner, on such terms as the General
            Partner shall determine in its discretion, to pay Partnership
            Expenses or to make Partnership Investments;

      (j)   incur expenses and other obligations, and make payments, on behalf of the Partnership in its own name or in the name of the
            Partnership, including payment of expenses and

            other obligations with respect to the services referred to in clauses (f) and (h) of this Section 2.02;

      (k)   subject to Section 2.05, lend funds to the Partnership or any
            Limited Partner;

      (l)   establish reserves in accordance with this Agreement for
            contingencies and for any other Partnership purpose;

      (m)   make distributions to the Limited Partners in cash or otherwise in accordance with the provisions of this Agreement;

      (n)   prepare and cause to be prepared reports, statements and other information for distribution to the General Partner and the Limited
            Partners;

      (o)   prepare and file all necessary U.S. and, if appropriate, non-U.S.
            tax returns and statements, pay all taxes, assessments and other impositions applicable to the assets of the Partnership, and withhold amounts with respect thereto from funds otherwise distributable to the General Partner or any Limited Partner;

      (p)   maintain records and accounts of all operations and expenditures of the Partnership;

      (q)   subject to Section 8.01, determine the accounting methods and conventions to be used in the preparation of any accounting or financial records of the Partnership;

      (r)   convene meetings of the Limited Partners for any purpose;

      (s)   effect a dissolution of the Partnership in accordance with Section
            2.03 and Article 10;

      (t)   form and structure Partnership Investments through Partnership
            Investment Vehicles pursuant to Section 3.03;

      (u)   subject to Section 3.03(b) and Article 7, cause Partners to make
            Parallel Investments as Parallel Investors outside the Partnership;

      (v)   enter into any hedging transaction (including without limitation hedging for interest rate, currency and other market and investment risks) as the General Partner shall determine to be necessary or desirable to further the purposes of the Partnership; and

      (w)   act for and on behalf of the Partnership in all matters incidental to the foregoing.

      SECTION 2.03. Other Authority. The General Partner agrees to use its reasonable best efforts to operate the Partnership in such a way that (i) the
Partnership would not be an "investment company" within the meaning of the
Investment Company Act (except for purposes of Sections 12(d)(1)(A)(i) and
(B)(i) thereunder), (ii) none of the Partnership's assets would be deemed to be
"plan assets" for purposes of ERISA, (iii) the General Partner and the Manager would be in compliance with the Advisers Act, and (iv) each of the Partnership, the General Partner, the Manager, Greenhill and any Affiliate of any such Person would be in compliance with any other material law, regulation or guideline applicable to the Partnership, the General Partner, the Manager, Greenhill or
such Affiliate. The General Partner is hereby authorized to take any action it has determined in good faith to be necessary or desirable in order for (i) the
Partnership not to be in violation of the Investment Company Act, (ii) the
Partnership's assets not to be deemed to be "plan assets" for purposes of ERISA,
(iii) the General Partner and the Manager not to be in violation of the Advisers
Act or (iv) each of the Partnership, the General Partner, the Manager, Greenhill
or any Affiliate of any such Person not to be in violation of any other material law, regulation or guideline applicable to the Partnership, the General Partner, the Manager, Greenhill or such Affiliate, including (A) subject to clauses
(i)-(iv) of Section 13.01, making structural, operating or other changes in the
Partnership by amending this Agreement or the Management Agreement or otherwise,
(B) requiring the sale in whole or in part of any Investment or other asset, (C)
canceling or reducing the Capital Commitment or Available Capital Commitment of
any Limited Partner, (D) requiring the sale in whole or in part of any Limited
Partner's interest in the Partnership or otherwise causing the withdrawal of any
Limited Partner from the Partnership, or (E) dissolving the Partnership. Any action taken by the General Partner pursuant to this Section 2.03 shall not require the approval of any Limited Partner.

      SECTION 2.04. Borrowings by the Partnership. The General Partner shall have the right, in its sole discretion, to cause the Partnership to borrow money from, or guarantee the indebtedness of, any Person (including the General
Partner or any Affiliate of the General Partner); (i) to finance investments in advance of drawdowns pursuant to Article 5 (provided that such borrowings or guarantees shall not be incurred in an amount in excess of the aggregate
Available Capital Commitments) or (ii) for short-term cash management purposes in connection with the activities of the Partnership (provided that such borrowings and guarantees shall not exceed $2 million in outstanding principal amount borrowed or guaranteed at any time).

      SECTION 2.05. Other Activities. (a) Each Investor (i) represents and warrants that such Investor has carefully reviewed and understood the information contained in the Confidential Offering Memorandum, and (ii)
acknowledges and agrees that the General Partner, the Manager, Greenhill or any of their respective Affiliates may engage, without liability to the Partnership or the Limited Partners except as provided in Section 9.01(a), in any and all of the activities of the type or character described or contemplated in this
Section 2.05 and in the Confidential Offering Memorandum under the caption "Risk
Factors--Other Fees", "--Other Activities" and "--Potential Conflicts of
Interest" or elsewhere therein, whether or not such activities have or could have an effect on the Partnership's affairs (or, if

applicable, on any Parallel Investor's affairs) or on any Investment, and that no such activity will in and of itself constitute a breach of any duty owed by any Indemnified Person to the Limited Partners or the Partnership. Without
limiting the generality of any of the foregoing, the General Partner and each
Investor acknowledge and agree that:

            (A) although the General Partner intends generally to identify appropriate investment opportunities for the Partnership (and, if applicable, for any Parallel Investor), none of the General Partner,
      Greenhill or any of their respective Affiliates shall have any obligation under this Agreement, except as (and only to the extent) provided in
      Section 3.05, to offer to the Partnership or any Investor any particular investment opportunity;

            (B) (1) the General Partner, the Manager, Greenhill and any of their respective Affiliates, and any officer or employee of any such Person shall be required to devote only such time to the affairs of the
      Partnership, any Partnership Investment Vehicle, any Parallel Investment
      Vehicle and any Parallel Investment as they shall determine in their reasonable discretion may be necessary or appropriate to manage and operate the Partnership, any Partnership Investment Vehicle, any Parallel
      Investment Vehicle and any Parallel Investment, and each such Person, to the extent not otherwise directed by the General Partner (but subject to
      Section 3.05(b) and the other provisions of this Agreement), shall be free to serve and may be compensated by any other Person or enterprise in any capacity (including serving the Partnership in any capacity other than as a general partner or as an investment advisor or otherwise) that it may deem appropriate in its discretion; and (2) the General Partner may enter into incentive arrangements with Persons not associated with the General
      Partner or Greenhill as it deems appropriate in consideration of their providing services in connection with sourcing of Investments; and

            (C) in addition to the transactions specifically contemplated by this Agreement, Greenhill and any of its Affiliates shall have the right to perform services for, and to receive compensation from, the
      Partnership, any Partner (including, if applicable, as a Parallel
      Investor), any Partnership Investment Vehicle, any Parallel Investment
      Vehicle, any Related Fund, any Portfolio Company or Related Person
      (whether before or after or in connection with the making of the applicable Investment). Subject to Section 2.05(a)(ii)(D), such compensation may include, without limitation, investment banking or advisory fees, fees in connection with restructurings and mergers and acquisitions, and underwriting or placement fees. In addition, Greenhill, each such Affiliate and any officer or employee of any such Person shall have the right to purchase property (including securities) from, to sell property (including securities) or lend funds to, or otherwise to deal with, the Partnership, any Partner (including, if applicable, as a
      Parallel Investor), any Partnership Investment Vehicle, any Parallel
      Investment Vehicle, any Related Fund, any Portfolio Company or any Related
      Person (whether before or after or in connection with the making of the applicable Investment); provided that any such dealing (other than those specifically contemplated by this Agreement) shall not otherwise be in violation of this Agreement; and provided further that each Limited Partner hereby consents to the contribution of Pre-Closing
      Investments by the General Partner to the Partnership. Each Investor
      further acknowledges and agrees that the performance of such services, the purchase or sale of such property, the lending of such funds, other dealings, or the receipt of such compensation may give rise to conflicts of interest between the Partnership and the Investors (including, if applicable, as Parallel Investors), on the one hand, and Greenhill, such
      Affiliate, or such officer or employee, on the other hand, and that, except as specifically provided otherwise in this Agreement, any such compensation will not be shared with the Partnership or any Investor;

            (D) any fees or other compensation received by Greenhill or any of its Affiliates from the Partnership, any Partner (including, if applicable, as a Parallel Investor), any Partnership Investment Vehicle,
      any Parallel Investment Vehicle, any Related Fund, any Portfolio Company
      or Related Person at any time during the period the Partnership holds an
      Investment in the relevant Portfolio Company will be reasonable and will not exceed the amount that Greenhill or such Affiliates would customarily receive from third parties as fees or other compensation at such time for the performance of similar services in an arm's-length transaction;
      provided that the limitations set forth in this sentence shall be deemed to be satisfied with respect to the terms specifically contained in this
      Agreement; and

            (E) Greenhill, the General Partner and their respective Affiliates shall not lend money to the Partnership on other than arm's-length terms.

      (b) Nothing contained in this Agreement shall be deemed to limit in any respect the ability of any Investor (or Affiliate thereof), in its individual capacity, from making investments in, or otherwise engaging in business with, any Portfolio Company or in any Person in which Investments are proposed to be made or in any Affiliate of any such Person or from providing financing thereto, in addition to such Investor's Capital Contributions, if any, pursuant to this
Agreement.

      SECTION 2.06. Books and Records; Accounting Method; Fiscal Year. (a) The
General Partner shall keep or cause to be kept at the address of the General
Partner (or at such other place as the General Partner shall advise the other
Partners in writing) full and accurate books and records of the Partnership.
Each Limited Partner shall be shown as a limited partner of the Partnership on such books and records. Subject to Section 2.08(b), such books and records shall be available, upon 10 Business Days' notice to the General Partner, for inspection at the offices of the General Partner (or such other location designated by the General Partner, in its discretion) at reasonable times during business hours on any Business Day by each Limited Partner or its duly authorized agents or representatives for a purpose reasonably related to such
Limited Partner's interest in the Partnership. Each Limited Partner agrees that
(i) such books and records contain confidential information relating to the
Partnership and its

affairs, and (ii) the General Partner shall have the right to prohibit or otherwise limit, in its reasonable discretion, the making of any copies of such books and records.

      (b) Except as otherwise provided in this Agreement, the Partnership's books of account shall be kept on the same basis followed by the Partnership for
U.S. federal income tax purposes.

      (c) Unless otherwise required by law, the fiscal year of the Partnership for financial statement and U.S. federal income tax purposes shall end on
December 31st.

      SECTION 2.07. Certain Tax Matters. (a) The General Partner shall cause to be prepared and timely filed all U.S. and, if appropriate, non-U.S. tax returns required to be filed for the Partnership. Subject to Section 13.14, the General
Partner may, in its discretion, make, or refrain from making, any income or other tax elections for the Partnership that it deems necessary or advisable, including an election pursuant to Section 754 of the Code; provided that neither the General Partner nor any other Person shall make an election or take any other action that would cause the Partnership to be treated as a corporation, an association taxable as a corporation for U.S. income tax purposes or an
"electing large partnership" under Section 775 of the Code. Each Limited Partner shall be responsible for preparing and filing all tax returns required to be filed by such Limited Partner.

      (b) The General Partner is hereby designated as the Partnership's "Tax
Matters Partner" under Section 6231(a)(7) of the Code. The General Partner is specifically directed and authorized to take whatever steps the General Partner, in its discretion, deems necessary or desirable to perfect such designation, including filing any forms or documents with the Internal Revenue Service and taking such other action as may from time to time be required under Treasury regulations. Expenses of any administrative proceedings undertaken by the Tax
Matters Partner shall be Partnership Expenses. Each Limited Partner who elects to participate in such proceedings shall be responsible for any expenses incurred by such Limited Partner in connection with such participation. The cost of any resulting audits or adjustments of a Limited Partner's tax return shall be borne solely by the affected Limited Partner.

      (c) Each Limited Partner shall notify the General Partner in a timely manner of its intention to: (i) file a notice of inconsistent treatment under
Section 6222(b) of the Code; (ii) file a request for administrative adjustment of Partnership items; (iii) file a petition with respect to any Partnership item or other tax matters involving the Partnership; or (iv) enter into a settlement agreement with the Secretary of the Treasury with respect to any Partnership items. Upon any such notification, the General Partner may, if it agrees with such Limited Partner's position, elect (at its discretion) to make such filing or enter into such agreement, as applicable and practicable, on behalf of the
Partnership. The cost of any resulting audits or adjustments of a Limited
Partner's tax return shall be borne solely by the affected Limited Partner.

                                       10

      (d) The General Partner may, in its discretion, take appropriate steps on behalf of the Partnership that it deems necessary or advisable to comply with the tax laws of non-U.S. jurisdictions.

      (e) The General Partner shall use reasonable efforts to operate the
Partnership in a manner that it believes, based on the advice of qualified counsel, does not cause any Limited Partner, by reason of its investment in the
Partnership, to become subject to net income tax in any foreign jurisdiction with respect to income from sources other than the Partnership within that jurisdiction.

      SECTION 2.08. Confidentiality. (a) Each Investor agrees to keep confidential, and not to make any use of (other than for purposes reasonably related to its interest in the Partnership or any Parallel Investment or for
purposes of filing such Investor's tax returns or for other routine matters required by law) nor to disclose to any Person, any information or matter relating to the Partnership and its affairs, including the identities of the other Investors, all offering materials used in connection with the marketing and private placement of limited partner interests in the Partnership
(including, without limitation, the Confidential Offering Memorandum, this
Agreement and the related subscription booklet), and any information or matter related to any Investment (other than disclosure to such Investor's employees, agents, accountants, advisors (including financial advisors) or representatives responsible for matters relating to the Partnership (each such Person being hereinafter referred to as an "Authorized Representative")); provided that such
Investor and its Authorized Representatives may make such disclosure to the extent that (i) the information being disclosed is publicly known at the time of proposed disclosure by such Investor or Authorized Representative, (ii) the information otherwise is or becomes legally known to such Investor other than through disclosure by the Partnership, the General Partner, the Manager,
Greenhill or any of their respective Affiliates, (iii) such disclosure, in the written opinion of legal counsel (including internal counsel) reasonably acceptable to the General Partner, is required by law or regulation, (iv) such disclosure is required to be made to any regulatory authority or self-regulatory organization having jurisdiction over such Investor, (v) such disclosure is made to the immediate parent company of such Investor which parent company has agreed to be bound by the obligations set forth in this Section 2.08(a) in an agreement naming the General Partner as a third-party beneficiary of such agreement which may not be amended without the consent of the General Partner, (vi) such disclosure is required in connection with the enforcement of any legal rights under this Agreement, or (vii) such disclosure is approved in advance by the
General Partner. Prior to any disclosure to any Authorized Representative, each
Investor shall advise such Authorized Representative of the obligations set forth in this Section 2.08(a) and obtain the agreement of such Person to be bound by the terms of such obligations.

      (b) The General Partner may, to the maximum extent permitted by applicable law, keep confidential from any Investor any information (including information requested by such Investor pursuant to Section 2.06, but excluding any information required to be furnished in a Drawdown Notice pursuant to Section
5.02(b) or 5.02(c) and excluding any information required to be furnished pursuant to Section 8.01) the disclosure of which (i) the Partnership, the
General Partner, the Manager, Greenhill

                                       11

or any of their respective Affiliates is required by law, agreement, or otherwise to keep confidential, or (ii) the General Partner reasonably believes may have an adverse effect on (A) the ability to entertain, negotiate or consummate any proposed Investment or any transaction directly or indirectly related to, or giving rise to, such Investment, (B) the Partnership, any
Partnership Investment Vehicle, any Parallel Investment Vehicle, any Parallel
Investor or any Related Fund, or (C) any Portfolio Company with respect to any
Investment or proposed Investment.

      SECTION 2.09. Annual Meeting. (a) The General Partner shall call a meeting of the Limited Partners at least once annually by giving notice of such meeting to each Limited Partner not less than 30 nor more than 60 days prior to such meeting. Such notice shall specify the time and place of such meeting and the number of Authorized Representatives of a Limited Partner who may attend.

      (b) Any Limited Partner not in attendance at a meeting of the Limited
Partners shall be entitled to receive, upon request to the General Partner, a copy of any printed materials distributed to Limited Partners in attendance at such meeting.

      SECTION 2.10. LP Advisory Committee. (a) The General Partner will form an advisory committee of representatives of Limited Partners and limited partners of the Related Funds (the "LP Advisory Committee") and select on an annual basis three or more Limited Partners or limited partners of the Related Funds that will appoint their representatives to serve as members of the LP Advisory
Committee for one-year terms. Neither the General Partner nor any of its
Affiliates shall be a member of the LP Advisory Committee at any time.

      The LP Advisory Committee will consult with and advise the General Partner on such matters relating to the business of the Partnership or this Agreement as the General Partner may determine from time to time or any member of the LP
Advisory Committee may reasonably propose to the General Partner; provided that, except with respect to the actions referred to in Section 2.10(b) and 6.05(b)
below, any actions taken by the LP Advisory Committee shall be advisory only and the General Partner shall not be required or otherwise bound to act in accordance with any such actions.

      (b) Each Limited Partner agrees that, except as otherwise specifically provided herein and to the extent permitted by applicable law, in connection with any approval sought of the LP Advisory Committee at any time during the term of the Partnership (including without limitation the approval or disapproval of any potential conflicts of interest in any transaction or relationship between the Partnership and the General Partner, Greenhill or any
of their respective Affiliates (including any approval in connection with any
Investment (other than a Follow-On Investment) by the Partnership in, any acquisition of any Investment from, or any Disposition of any Investment to, the
General Partner, Greenhill or such Affiliate and any approval in connection with any approval sought under the Advisers Act, including Section 206(3)
thereunder)), the approval of a majority of the members of the LP Advisory
Committee shall be binding upon the Partnership and each Partner.

                                       12

      (c) Any member of the LP Advisory Committee (i) may resign by giving the
General Partner at least 30 days' prior written notice and (ii) shall be deemed removed if the Limited Partner such member represents becomes a Defaulting
Investor.

      (d) Notwithstanding anything contained in this Section 2.10, (i) the LP
Advisory Committee shall not possess or exercise any power that, if possessed or exercised by a Limited Partner, would constitute participation in the control of the business of the Partnership (within the meaning of the Delaware Act) and
(ii) each Limited Partner with a representative serving on the LP Advisory
Committee and such representative shall each be an Indemnified Person for purposes of Article 9. The Partnership will reimburse each member of the LP
Advisory Committee for reasonable out-of-pocket expenses incurred by such member in connection with attendance by such member at meetings of the LP Advisory
Committee.

      (e) Notwithstanding anything to the contrary contained in this Agreement, in no event shall a member of the LP Advisory Committee be considered a general partner of the Partnership by agreement, estoppel, as a result of the performance of its duties, or otherwise.

      SECTION 2.11. Reliance by Third Parties. Persons dealing with the
Partnership are entitled to rely conclusively upon the power and authority of the General Partner and the Manager as set forth in this Agreement and the
Management Agreement.

      SECTION 2.12. Transaction Fees. (a) The Partners agree that, in connection with any Investment or proposed Investment, the Partnership's allocable portion of an amount equal to 80% of any Transaction Fees that are received by the
General Partner, the Manager, Greenhill, or any of their respective Affiliates shall be remitted to the Partnership, and shall be allocated and distributed pursuant to Section 6.03.

      (b) Neither the Partnership nor the Investors shall be entitled to share directly or indirectly in any compensation received by the General Partner,
Greenhill or any of their respective Affiliates from any Person, other than as provided in Section 2.12(a).

      SECTION 2.13. Temporary Investment of Funds. Subject to a determination by the General Partner in its discretion as to the amount of cash required in connection with the conduct of the Partnership's business, the General Partner shall invest all cash held by the Partnership in the following interest bearing instruments or accounts ("Temporary Investments"): (i) debt instruments issued or guaranteed by the United States or its agencies or instrumentalities, (ii)
commercial paper rated "A-1" by Standard & Poor's Rating Group or "P-1" by
Moody's Investors Services, Inc., (iii) interest-bearing deposits in commercial banks, savings and loan associations, brokerage firms or other financial institutions with a total capital and surplus of at least $250 million, (iv)
bankers' acceptances or overnight time deposits (whether or not insured), (v)
money market funds with assets of at least $100

                                       13

million, (vi) similar quality short-term investments selected by the General
Partner or (vii) repurchase agreements covering any of the foregoing investments. Cash held by the Partnership includes all amounts being held by the
Partnership for future investment in Partnership Investments, payment of
Partnership Expenses or distribution to the Partners.

      SECTION 2.14. Certain FCC Matters. (a) In addition to and not in derogation of other limitations in this Agreement on the powers and activities of the Limited Partners, at any time when the Partnership has an "attributable ownership interest" within the meaning of the rules and regulations of the
Federal Communications Commission (the "FCC"), no Limited Partner (and if such
Limited Partner is not an individual, no officer, director, partner or equivalent non-corporate official of such Limited Partner) shall:

            (i) act as an employee of the Partnership if such Limited Partner's functions directly or indirectly relate to any media-related activities of the Partnership or any Portfolio Company;

            (ii) serve, in any material capacity, as an independent contractor or agent with respect to any media-related activities of the Partnership or any Portfolio Company;

            (iii) communicate with the General Partner on matters pertaining to the day-to- day media-related activities of the Partnership or any
      Portfolio Company;

            (iv) perform any services for the Partnership materially relating to media-related activities of the Partnership;

            (v) subject to Section 10.02, vote to admit any additional or replacement General Partner to the Partnership unless such additional or replacement General Partner has been approved by each General Partner then existing;

            (vi) vote on the removal of a General Partner, unless the General
      Partner is subject to bankruptcy proceedings, is adjudicated incompetent by a court of competent jurisdiction or is found by a neutral arbiter to have engaged in malfeasance, criminal conduct or wanton or willful neglect; or

            (vii) become actively involved in the management or operation of any media- related activities of the Partnership or any Portfolio Company.

      (b) The General Partner may amend this Section 2.14 at any time without the approval of any Limited Partner to reflect changes in the rules and regulations of the FCC with respect to the insulation of limited partners of a partnership under the rules and regulations of the FCC with respect to
"attributable ownership interests."

                                       14

      (c) If the Partnership makes any Investment in any entity licensed or regulated by the FCC (an "FCC Regulated Entity"), the General Partner shall obtain an opinion of counsel on the closing date of such Investment substantially to the effect that under the rules, regulations and policies of the FCC, such FCC Regulated Entity will not be attributed to such Limited
Partner by virtue of its status as a Limited Partner.

                                    ARTICLE 3
                                   INVESTMENTS

      SECTION 3.01. Partnership Investments Generally. The assets of the
Partnership shall, to the extent not required for the payment of Partnership
Expenses or otherwise necessary for the conduct of the Partnership's business
(as determined by the General Partner in its discretion), and subject to
Sections 2.13, 3.02 and Article 6, be invested in such Partnership Investments and Temporary Investments as the General Partner shall determine in accordance with the terms of this Agreement.

      SECTION 3.02. Investment Limitations. (a) Neither the Partnership nor, if
applicable, any Parallel Investor shall make an Investment at any time in any
Person or group of Affiliated Persons to the extent that, after giving effect to such Investment, (i) more than 25% of the Overall Capital at such time would be invested by the Partnership, the Related Funds and the Parallel Investors,
collectively, in such Investment and in all other Investments outstanding at such time made in such Person or group, excluding any related Interim Financing or (ii) more than 35% of the Overall Capital at such time would be invested by the Partnership, the Related Funds and the Parallel Investors, collectively, in such Investment and in all other Investments outstanding at such time made in such Person or group, including any related Interim Financing.

      (b) At any time, (i) no more than 20% of the Overall Capital at such time shall be invested by the Partnership, the Related Funds and any Parallel
Investors, collectively, in Interim Financings outstanding at such time and (ii)
no more than 10% of the Overall Capital at such time shall be invested by the
Partnership, the Related Funds and any Parallel Investors, collectively, in collateralized high-yield debt obligations outstanding at such time.

      (c) At any time (i) no more than 35% of Overall Capital at such time shall be invested by the Partnership, the Related Funds and the Parallel Investors,
collectively, in Portfolio Companies primarily engaged in business outside of
North America and (ii) no more than 10% of Overall Capital at such time shall be invested in Portfolio Companies primarily engaged in business outside of North
America and Continental Europe (inclusive of the United Kingdom and Central
Europe).

                                       15

      (d) If all or any portion of any Investment is subject to any Disposition, any determination pursuant to Section 3.02(a) or 3.02(b) made after the date of such Disposition shall be calculated after giving effect to such Disposition.

      SECTION 3.03. Structuring of Investments Generally; Certain Rules
Governing Investments. (a) General Rule for Structuring Investments. Any
investment opportunity covered by this Agreement may involve investing in one or more classes or series of securities of a Portfolio Company. Except as expressly provided otherwise in this Agreement, any Investment under this Agreement in one class or series of securities of a Portfolio Company pursuant to any investment opportunity shall be made by the Partnership directly or through a single
Partnership Investment Vehicle, and all Partners shall participate in such
Investment on the same terms and shall make Capital Contributions in respect of such Investment in accordance with Section 5.02.

      (b) Exceptions to the General Rule for Structuring Investments.
Notwithstanding Section 3.03(a), but only to the extent necessary or desirable to address accounting, tax or regulatory considerations applicable to, or arising in connection with, any Investment,

            (i) the General Partner may, in its discretion, structure such
      Investment in one class or series of securities of a Portfolio Company pursuant to a single investment opportunity:

                  (A) in part as a Partnership Investment, and

                  (B) subject to Section 3.03(d) and in accordance with and
            subject to the provisions of Article 7, in part as a Parallel
            Investment by structuring the investment to be made by the General
            Partner and/or any Investor (other than any ERISA Partner), individually or together with other Parallel Investors, as an investment outside the Partnership (directly by such Investor and/or indirectly by the General Partner and such Investor through one or more Parallel Investment Vehicles); and

            (ii) if such Investment is structured in whole or in part as a
      Partnership Investment, such Partnership Investment may be made in whole or in any part as an investment directly by the Partnership and/or through one or more Partnership Investment Vehicles.

      If investments in such class or series pursuant to such investment opportunity are made pursuant to the foregoing provisions of this Section
3.03(b) as separate Investment Portions, each Investment Portion shall be funded by Capital Contributions made by, and gains, losses, certain Investment Expenses and other items with respect to such Investment Portion shall be distributed and allocated to, the Participating Investors in such Investment Portion in accordance with the provisions of this Agreement. The Investors acknowledge and agree that (x) the General Partner shall make all determinations with respect to structuring Investments pursuant to the foregoing provisions of this

                                       16

Section 3.03(b) in its discretion, (y) the General Partner shall in no event be obligated to structure any Investment in order to address or give effect to the individual objectives or considerations of any Investor or group of Investors, and (z) the General Partner shall have no liability to the Partnership or any
Investor arising from any such determination or from structuring any Investment in any particular manner except for any liability resulting from the General
Partner's gross negligence or willful misconduct; provided that the General
Partner shall have no liability to any Investor arising solely from its determination to structure an Investment pursuant to Section 3.03(a) rather than pursuant to this Section 3.03(b).

      (c) Investment Size of Each Investor in Different Investment Portions.
With respect to each class or series of securities of a Portfolio Company in which an Investment is made pursuant to Section 3.03(b),

            (i) it is understood that each Investor shall be required to make a
      Capital Contribution in respect of such Investment in such class or series in an amount determined in accordance with Section 5.02;

            (ii) if such Investment in such class or series is structured to consist of separate Investment Portions and the General Partner causes different groups of Investors to be Participating Investors in different
      Investment Portions, (A) no Investor shall be a Participating Investor in more than one Investment Portion with respect to the same Investment, and
      (B) any Investor that makes an aggregate Capital Contribution in accordance with clause (i) of this Section 3.03(c) with respect to one
      Investment Portion shall be deemed to have an Available Capital Commitment equal to zero for purposes of all other Investment Portions (if any)
      comprising such Investment; and

            (iii) the General Partner shall be permitted (but shall not be required) to make Capital Contributions in respect of one or more
      Investment Portions with respect to such Investment; provided that if the
      General Partner makes an aggregate Capital Contribution in accordance with clause (i) of this Section 3.03(c) with respect to such Investment Portion or Investment Portions, the General Partner shall be deemed to have an
      Available Capital Commitment equal to zero for purposes of all other
      Investment Portions (if any) comprising such Investment.

      (d) Structuring of Parallel Investments. Notwithstanding any provision in this Agreement to the contrary:

            (i) no Investment shall be structured in any part as a Parallel
      Investment pursuant to Section 3.03(b) at any time if (A) the structuring or making of such Parallel Investment would have a material adverse effect at such time on any Limited Partner (including the loss of limited liability) or on any Limited Partner's interest in the applicable
      Investment and (B) such effect

                                       17

      would be avoided at such time were the applicable Investment to consist entirely of a Partnership Investment;

            (ii) no ERISA Partner shall be permitted or required to make a
      Capital Contribution in respect of, or to participate in, any Parallel
      Investment;

            (iii) no Investor shall be permitted or required to make a Capital
      Contribution in respect of, or to participate in, any Parallel Investment if participation by such Investor in such Parallel Investment would result in a violation of law by such Investor;

            (iv) in connection with a single investment opportunity, no Investor shall be permitted or required to make a Capital Contribution with respect to, or to participate in, both a Partnership Investment and a Parallel
      Investment in respect of the same class or series of securities of a
      Portfolio Company (provided that the General Partner shall be permitted
      (but shall not be required) to make a Capital Contribution with respect to, and to participate in, both a Partnership Investment and a Parallel
      Investment with respect to the same Investment); and

            (v) no Investor shall be permitted or required to make a Capital
      Contribution with respect to, or to participate in, any proposed Parallel
      Investment pursuant to a single investment opportunity unless a
      Partnership Investment also has been, or concurrently will be, made pursuant to such investment opportunity in securities of the same class or series as those comprising such proposed Parallel Investment.

      (e) Certain Rules Regarding Investments and Investment Portions. For
purposes of this Agreement:

            (i) whenever an Investment is structured as described in Section
      3.03(b), each of the following components of such Investment shall constitute a separate "Investment Portion":

                  (A) a direct investment by the Partnership;

                  (B) each investment by the Partnership through a separate
            Partnership Investment Vehicle;

                  (C) each direct investment by a Parallel Investor; and

                  (D) each investment (by one or more Parallel Investors)
            through a separate Parallel Investment Vehicle;

                                       18

            (ii) all securities of a Portfolio Company of the same class or series that are acquired at the same price pursuant to a single investment opportunity under this Agreement shall be treated as a single
      "Investment," regardless of whether such securities are acquired (A) in a single transaction or a series of related transactions, (B) in part as a
      Partnership Investment and in part as a Parallel Investment, or (C)
      through one or more Investment Portions (provided that (x) the securities issued upon exercise, exchange or conversion of any Convertible Securities shall constitute the same Investment as the Investment in such Convertible
      Securities and (y) a Follow-On Investment shall be treated as a separate
      Investment from the Investment (the "Original Investment") to which such
      Follow-On Investment relates);

            (iii) all securities of a Portfolio Company of the same class or series acquired pursuant to a single investment opportunity (A) if acquired by the Partnership (directly and/or indirectly through one or more Partnership Investment Vehicles), shall be treated as a single
      Partnership Investment, and (B) if acquired by one or more Parallel
      Investors (directly or indirectly through one or more Parallel Investment
      Vehicles), shall be treated as a single Parallel Investment of such
      Participating Parallel Investors;

            (iv) different classes or series of securities of a Portfolio
      Company shall be treated as separate Investments, regardless of whether such securities are acquired pursuant to a single investment opportunity;
      and

            (v) different classes or series of securities of a Portfolio Company
      (A) if acquired by the Partnership, shall be treated as separate
      Partnership Investments, and (B) if acquired by one or more Parallel
      Investors, shall be treated as separate Parallel Investments.

      SECTION 3.04. Investment Committee. The Limited Partners (including, if applicable, as Parallel Investors) acknowledge, approve and agree that (i) the
General Partner may delegate the authority to approve all Investments and/or all dispositions thereof to a committee which is comprised of officers or employees of the General Partner, Greenhill or their respective Affiliates, which officers or employees shall be selected by the General Partner in its sole discretion and
(ii) any such approval of an Investment or disposition thereof by such committee shall be conclusive and no further action or determination by the General
Partner shall be required with respect to such approval. The General Partner may, in its discretion, at any time change the composition of or the number of persons serving on such committee and any appointments made by the General
Partner shall be conclusive upon the Partnership and all of the Limited Partners
(including as Parallel Investors). Notwithstanding anything to the contrary contained in this Agreement, in no event shall a member of any such committee be considered a general partner of the Partnership by agreement, estoppel, as a result of the performance of its duties, or otherwise.

                                       19

      SECTION 3.05. Restriction on Activities by Greenhill Entities; Obligation
to Offer. (a) Until the termination of the Commitment Period, Greenhill, the
General Partner and their respective Affiliates may not participate in the management of any new limited partnership (or other pooled investment vehicle or entity) which has investment objectives that are substantially the same as the objectives of the Partnership (a "Competing Fund"); provided that this Section
3.05(a) shall not apply to (i) any Related Fund, including those organized after the first Closing Date or (ii) the Barrow Street Fund (or related or successor funds).

      (b) Until the termination of the Commitment Period, Greenhill, the General
Partner and their respective Affiliates will offer to the Partnership and the
Related Funds the exclusive opportunity to invest in Private Equity Securities in the United States, Canada and Europe that are made available to Greenhill, the General Partner or any such Affiliate for investment as principal for its own account and that fit the investment criteria of the Partnership; provided that this Section 3.05(b) shall not apply to (i) any investment or acquisition made by Greenhill, the General Partner or any of their respective Affiliates for strategic purposes or otherwise in connection with or incidental to the operating business of any such Person; (ii) any investment opportunity developed or originated by an unaffiliated third party co-investor or joint venture partner and made available only specifically to Greenhill, the General Partner or one of their respective Affiliates pursuant to a contractual obligation or a fiduciary duty of such third party; (iii) any investment related to any existing investment of Greenhill, the General Partner or one of their respective
Affiliates; (iv) any investment received by Greenhill, the General Partner or one of their respective Affiliates as compensation for investment banking or advisory services; (v) any investment made in real estate or real estate related companies, any investment by the Barrow Street Fund (or related or successor funds) or other funds having the investment objective of investing primarily in real estate or real estate related companies; and (vi) any investment of $3 million or less (determined in the aggregate for Greenhill, the General Partner and their respective Affiliates). Greenhill, the General Partner or any of their respective Affiliates may make any investment that the General Partner elects not to make on behalf of the Partnership, and the General Partner will disclose any such investment at the next succeeding meeting of the LP Advisory Committee.

      SECTION 3.06. Related Funds. (a) The Limited Partners acknowledge and agree that the General Partner may establish an investment vehicle or vehicles to co-invest with the Partnership in investment opportunities on a side-by side basis (each, a "Related Fund").

      (b) In connection with each investment opportunity pursuant to which any
Investment is made under this Agreement at any time, each Related Fund shall, to the extent such Related Fund has funds available for investment, co-invest with the Partnership with respect to each Investment made pursuant to such investment opportunity on terms substantially the same as those applicable to the corresponding Investment in such investment opportunity, except to the extent necessary to address regulatory or other legal considerations (it being understood that the terms applicable to the investors of such Related Fund may differ from the terms applicable to the Limited Partners, including whether such investors will

                                       20

be subject to a management fee or a carried interest). Each co-investment by a
Related Fund in the securities of a Portfolio Company shall be made in the same class or series of securities as the Investment by the Partnership in an amount that is in the same proportion to the aggregate Investment by the Partnership as the proportion that the aggregate capital commitments of such Related Fund bears to the Overall Commitment of the Partnership, except, in either case, to the extent necessary to address regulatory or other legal considerations.

      (c) A Related Fund shall not at any time sell, exchange, transfer or otherwise dispose of any securities that were acquired as a co-investment with the Partnership in the same investment opportunity as contemplated by Section
3.06(b) unless (i) the Partnership also sells, exchanges, transfers or otherwise disposes of, at substantially the same time, securities that were acquired by the Partnership in such investment opportunity (it being understood that the
Disposition of securities comprising all or part of an Investment shall be effected in accordance with Section 3.08), and the aggregate amount of such securities sold, exchanged, transferred or otherwise disposed of by the
Partnership (and Parallel Investors, if any) and such Related Fund is pro rata in proportion to the aggregate amount respectively invested by the Partnership
(and Parallel Investors, if any) and such Related Fund in such securities, and
(ii) on terms that, except to the extent necessary to address regulatory or other legal considerations, are substantially the same as those applicable to such sale, exchange, transfer or other disposition by the Partnership at such time (it being understood that in connection with any sale or other disposition of securities for cash by the Partnership, such Related Fund shall be permitted to sell or otherwise dispose of securities for cash and/or distribute securities in kind).

      SECTION 3.07. Additional Investment Situations. If, in connection with an investment opportunity in respect of Private Equity Securities of a Portfolio
Company, the Partnership (and the Parallel Investors, if any) and each Related
Fund commit to invest in an amount of such Private Equity Securities, and the amount of Private Equity Securities offered to all such Persons with respect to such investment opportunity (which amount, in the case of the Partnership and the Parallel Investors (if any), shall be determined, for purposes of this
Section 3.07, without reference to Section 3.02) exceeds the amount so committed to be invested, the General Partner may, in its discretion, present to any other
Person or Persons (who may include any Partner, in which case any investment by such Partner pursuant to this Section 3.07 shall be in addition to its Capital
Contributions, if any, required under this Agreement) the opportunity to make an investment outside the Partnership (which shall not constitute an Investment under this Agreement) in all or any portion of the amount of such Private Equity
Securities remaining after taking into account the Investment, if any, by the
Partnership and Parallel Investors, if any, and the investments, if any, by the
Related Funds. Any such investment by any other Person shall be in an amount of securities and on terms determined by the General Partner in its discretion and accepted by such Person desiring to make such investment.

                                       21

      Any amount invested by any Investor pursuant to this Section 3.07 shall in no way affect the Available Capital Commitment of such Investor and any amount so invested shall not constitute a Capital Contribution for purposes of this
Agreement.

      SECTION 3.08. General Principles on the Disposition of Investments.

      (a) Disposition of Securities Attributable to a Single Investment. Upon
the Disposition of any single class or series of securities, where such securities are attributable to a single Investment (as determined pursuant to
Section 3.03(e)(ii)) and such securities were acquired in a series of related transactions, the General Partner shall select the securities for such
Disposition pro rata from each such transaction in proportion to the amount of
Invested Capital at such time with respect to each such transaction. If any single Investment is structured as more than one Investment Portion, the General
Partner shall select securities for Disposition from each such Investment
Portion, pro rata in proportion to the aggregate amount of Invested Capital at such time in each such Investment Portion, and if the securities comprising such
Investment were acquired in a series of related transactions, within each
Investment Portion the General Partner shall select the securities for such
Disposition pro rata from each such transaction in proportion to the amount of
Invested Capital in such Investment Portion at such time with respect to each such transaction.

      (b) Disposition of Securities Attributable to More than One Investment.
Upon the Disposition of any single class or series of securities at any time, where such securities are attributable to more than one Investment, the General
Partner shall select the securities subject to such Disposition pro rata from each such Investment, in proportion to the aggregate amount of Invested Capital at such time in each such Investment. Within each such Investment, the General
Partner shall select the securities subject to such Disposition in accordance with Section 3.08(a).

      (c) Actions by the General Partner. The General Partner shall take all actions necessary or desirable, as determined by the General Partner in its discretion, in order to give effect for United States federal income tax purposes to the attribution of any cash or other property to particular shares
(or principal amount) of securities as contemplated by this Section 3.08, including giving instructions to and receiving confirmations from appropriate
Persons evidencing such attribution.

      SECTION 3.09. Non-U.S. Currency Considerations. (a) At the time any cash is received in a currency other than U.S. dollars for payment (as distributions or otherwise) to the Investors in connection with any Investment,

            (i) subject to clause (ii) below, if such cash is to be paid to
      Investors (as a distribution or otherwise) in U.S. dollars, the General
      Partner shall effect the conversion of such cash into U.S. dollars, at the applicable exchange rate then in effect, as soon as practicable after such cash is received; and

                                       22

            (ii) if, pursuant to the last sentence of Section 6.05(a), such cash is to be paid to Investors in the currency in which it is received, the
      General Partner shall determine the U.S. dollar equivalent of such cash, based upon the applicable exchange rate in effect on the date such cash is received, for purposes of Article 6.

      (b) Currency translations in connection with the valuation of non-cash property that is to be distributed in kind shall be made in the manner set forth in Section 6.05(b) for purposes of Article 6.

                                    ARTICLE 4
                                    EXPENSES

      SECTION 4.01. Definition and Payment of General Partner Expenses. As
between the General Partner and the Partnership, the General Partner shall be solely responsible for and shall pay all General Partner Expenses. As used herein, the term "General Partner Expenses" means all compensation and employee benefit expenses of employees of the General Partner and the Manager and related overhead (including rent, utilities, travel, entertainment and other similar items) resulting from the activities of such employees on behalf of the
Partnership or in connection with this Agreement and Organizational Expenses in excess of Partnership Organizational Expenses.

      SECTION 4.02. Definition and Payment of Partnership Expenses. (a) The
Partnership shall be responsible for and shall pay all Partnership Expenses. As used herein, the term "Partnership Expenses" means all expenses or obligations of the Partnership or otherwise incurred by the General Partner or the Manager in connection with this Agreement (other than General Partner Expenses, any
Parallel Investment Expenses and the obligation of the Partnership to pay the purchase price for any Partnership Investment), including:

            (i) all Partnership Organizational Expenses payable by the
      Partnership or the General Partner or any other Person in connection with the offering of limited partner interests in the Partnership;

            (ii) all expenses directly attributable to any Partnership
      Investment or proposed Partnership Investment that is ultimately not made by the Partnership, including all unreimbursed expenses incurred in connection with the making, holding, refinancing, pledging, sale or other disposition or proposed refinancing, pledging, sale or other disposition of all or any portion of such Partnership Investment, any Partnership
      Investment Vehicle Expenses with respect to such Partnership Investment, and any Indemnification Obligation arising with respect to such
      Partnership Investment (collectively, "Partnership Investment Expenses");
      and

                                       23

            (iii) all other expenses of the Partnership incurred in connection with the ongoing operation and administration of the Partnership that are not reimbursed by a Portfolio Company (collectively, "Partnership
      Administrative Expenses"), including (A) the maintenance of the
      Partnership's books and records, (B) the preparation and delivery to the
      Limited Partners of checks, financial reports, and other information pursuant to this Agreement, (C) the holding of annual meetings of the
      Partnership, (D) expenses incurred in connection with the dissolution and liquidation of the Partnership, (E) any Indemnification Obligation arising other than with respect to any Investment, (F) the Borrowing Costs and (G)
      out-of-pocket expenses incurred by the LP Advisory Committee.

      (b) The parties agree that all of the following (to the extent not constituting General Partner Expenses) constitute Partnership Expenses, and are some, but not necessarily all, of the types of expenses that may constitute
Partnership Investment Expenses, Partnership Administrative Expenses or
Organizational Expenses, depending upon the context in which such expenses are incurred:

            (i) expenses incurred in connection with obtaining legal, tax, and accounting advice and the advice of other consultants and experts on behalf of the Partnership;

            (ii) expenses incurred in connection with the registration, qualification, or exemption of the Partnership under any applicable laws;

            (iii) out-of-pocket expenses incurred in connection with the collection of amounts due to the Partnership from any Person;

            (iv) expenses incurred in connection with the preparation of amendments to this Agreement;

            (v) any taxes imposed on the Partnership, including any taxes imposed on the Partnership or the General Partner in the capacity of withholding agent with respect to a Limited Partner (and any interest, penalties or expenses relating to any such taxes), and any expenses incurred in connection with tax proceedings that are characterized as
      Partnership Expenses pursuant to Section 2.07;

            (vi) expenses incurred in connection with any Proceeding involving the Partnership (including the cost of any investigation and preparation)
      and the amount of any judgment or settlement paid in connection therewith;
      provided that (i) any such expenses which, if incurred by any Indemnified
      Person, would not be indemnifiable under Article 9, shall not constitute
      Partnership Expenses and (ii) expenses incurred by an Indemnified Person in connection with any litigation brought by or on behalf of one or more
      Limited Partners having at least 20% of

                                       24

      the Overall Capital shall not constitute Partnership Expenses and such
      Indemnified Person shall not be entitled to be indemnified for such expenses pursuant to Article 9 until such litigation is resolved, in which event such expenses shall become Partnership Expenses and such Indemnified
      Person shall be indemnified as (but only to the extent) provided in
      Article 9; and

            (vii) any Indemnification Obligation and any other indemnity, contribution, or reimbursement obligations of the Partnership with respect to any Person, whether payable in connection with a Proceeding involving the Partnership or otherwise.

      SECTION 4.03. Responsibility for Partnership Expenses Among the Partners.
The Partners agree that, as among the Partners, responsibility for Partnership
Expenses shall be determined as set forth in this Section 4.03 and shall be paid out of the funds set forth in Section 4.04 at such time after such Partnership
Expenses arise as the General Partner determines in its discretion:

      (a) General Rule for Funding of Partnership Expenses. Except as set forth in Section 4.03(b), any Partnership Expense shall be funded by the Partners pro rata in accordance with their respective Commitment Percentages.

      (b) Exceptions to the General Rule for Funding of Partnership Expenses.
Notwithstanding Section 4.03(a):

            (i) subject to clauses (ii) and (vi) below, any Partnership
      Investment Expenses directly attributable to any Partnership Investment shall be funded by only those Partners who are Participating Partners with respect to such Partnership Investment (but not by any other Partner), pro rata in accordance with their respective Partnership Investment
      Percentages with respect to such Partnership Investment; provided that any
      Indemnification Obligation directly attributable to any Investment shall be funded by those Investors who are Participating Investors (including, if applicable, as Parallel Investors) with respect to the applicable
      Investment (but not by any other Investor), pro rata in accordance with their respective Investment Percentages with respect to such Investment;

            (ii) subject to clause (vi) below, with respect to a Partnership
      Investment for which any Partnership Investment Vehicle is formed, the
      Partnership Investment Vehicle Expenses attributable to such Partnership
      Investment Vehicle shall be funded by only those Participating Investors who participated in such Partnership Investment through such Partnership
      Investment Vehicle (calculated on the basis of such Participating
      Partners' respective Investment Percentages without giving effect to the
      Invested Capital of any Participating Investor who did not participate through such Partnership Investment Vehicle);

                                       25

            (iii) any Partnership Investment Expense with respect to any proposed Partnership Investment that is ultimately not made by the
      Partnership shall be funded by the Partners, pro rata in accordance with their respective Available Commitment Percentages;

            (iv) in the event that any Limited Partner initiates any Proceeding against the Partnership or the LP Advisory Committee and a judgment or order not subject to further appeal or discretionary review is rendered in respect of such Proceeding in favor of the Partnership or the LP Advisory
      Committee, as the case may be, such Limited Partner shall be solely liable for all costs and expenses of the Partnership or the LP Advisory
      Committee, as the case may be, attributable thereto;

            (v) the Partners' respective shares of Partnership Expenses may be adjusted to reflect the share of Partnership Expenses of any New
      Commitment Partner pursuant to Section 1.07(d); and

            (vi) the General Partner may determine that any Partnership Expense shall be funded by the Partners on a basis other than Commitment
      Percentages, Available Commitment Percentages, Partnership Investment
      Percentages or Investment Percentages, as the case may be, and/or by certain (but not all) Partners if the General Partner reasonably determines that such other basis is clearly more equitable.

      SECTION 4.04. Sources of Funds for Funding by the Partners of Partnership
Expenses. The Partners acknowledge that Partnership Expenses shall be funded by or for the account of the Partners, to the extent provided in Section 4.03, through any one or more of the following sources of funds of the Partnership, determined by the General Partner in its discretion:

            (i) Capital Contributions by the Partners in accordance with Article
      5;

            (ii) the withholding, pursuant to Section 6.05, of amounts (whether realized through the sale of Partnership assets or otherwise)
      distributable to the Partners;

            (iii) reserves set aside pursuant to Section 6.05; or

            (iv) amounts required to be contributed by the Limited Partners pursuant to Section 9.03 in the case of Partnership Expenses arising from any Indemnification Obligation.

                                       26

      SECTION 4.05. Non-Applicability of Article 4 to Parallel Investment
Expenses. The provisions of Sections 4.03 and 4.04 shall not apply, and the provisions of Section 7.02 shall apply, with respect to any Parallel Investment
Expenses.

                                    ARTICLE 5
                  CAPITAL COMMITMENTS AND CAPITAL CONTRIBUTIONS

      SECTION 5.01. Capital Commitments. (a) Each Partner hereby agrees:

            (i) to make Capital Contributions in respect of Temporary Cash Funds and Investments (other than Follow-On Investments) from time to time as hereinafter set forth in this Article 5; provided that the applicable
      Drawdown Notice with respect to any Capital Contribution by a Partner in respect of Temporary Cash Funds or an Investment (other than a Follow-On
      Investment) is delivered to such Partner prior to the termination of the
      Commitment Period (except that such Drawdown Notice may be delivered to such Partner after the termination of the Commitment Period if such
      Drawdown Notice relates (A) to an Investment (other than a Follow-On
      Investment) that the Partnership committed to make prior to the termination of the Commitment Period or (B) to an Investment in
      Convertible Securities in connection with the exercise, exchange or conversion of such Convertible Securities); and

            (ii) to make Capital Contributions in respect of Expenses and
      Follow-On Investments from time to time (whether before or after termination of the Commitment Period) as hereinafter set forth in this
      Article 5; provided that (A) the aggregate amount of Follow-On Investments made at any time after the termination of the Commitment Period shall not exceed the lesser of (x) 15% of the aggregate Capital Commitments of all the Partners at such time and (y) the aggregate Available Capital
      Commitments of the Investors and (B) any such Follow-On Investment must be made on or prior to the second anniversary of the termination of the
      Commitment Period.

      Notwithstanding anything contained in this Agreement (except as otherwise provided in Sections 5.04(f)(ii), 5.05 and 10.05), no Partner shall be required to make any Capital Contribution if, at the time such Capital Contribution is to be made, such Capital Contribution exceeds such Partner's then Available Capital
Commitment.

      (b) The General Partner may, in its discretion, terminate the Commitment
Period at any time if:

                                       27

            (i) at such time, at least 70% of the Overall Capital has
      theretofore been drawn down for Investments or expenses (or committed for such purposes) at such time; or

            (ii) the General Partner determines in its discretion that any applicable law or regulation makes it necessary to terminate the
      Commitment Period.

      (c) The Capital Commitment of the General Partner at any time shall be equal to 1% of the aggregate Capital Commitments of all the Partners at such time.

      (d) Notwithstanding anything else in this Agreement, on or shortly after the first Closing Date, each Partner shall pay to the Partnership, as its initial Capital Contribution, an amount as determined by the General Partner in its sole discretion (with at least three Business Days' prior notice).

      (e) In the event of (i) the incapacity of, or termination of employment with Greenhill (whether due to death, resignation or otherwise) of both Robert
Niehaus and Robert Greenhill (the "Key Men") or (ii) the continued failure by both Key Men to be actively involved in the affairs of the Partnership and the
Related Funds followed by a written demand by a Limited Partner or a limited partner of a Related Fund to the General Partner for substantial performance where the Key Men have unreasonably failed during the 30-day period following receipt of such written demand to have cured such failure, then the Limited
Partners and limited partners of the Related Funds may elect to terminate the
Commitment Period at any time thereafter upon the affirmative vote of Limited
Partners (other than Defaulting Investors and any limited partner who is a managing director, senior advisor, officer, employee or Affiliate of Greenhill or the General Partner) and limited partners of the Related Funds (other than defaulting partners and any limited partner who is a managing director, senior advisor, officer or employee of Greenhill or the General Partner or any
Affiliate of such persons) having capital commitments representing in the aggregate at least 66 2/3% of the Overall Capital. The General Partner will promptly notify the Limited Partners of the incapacity of, or termination of employment with Greenhill of, either of the Key Men.

      SECTION 5.02. Drawdown Procedures. (a) Generally. Each Investor shall make
Capital Contributions in such amounts and at such times as the General Partner shall specify in notices ("Drawdown Notices") delivered from time to time to such Investor. All Partnership Capital Contributions shall be paid to the
Partnership in immediately available funds in U.S. dollars by 11:00 A.M. (New
York time) on the date specified in the applicable Drawdown Notice. All Parallel
Capital Contributions shall be paid to the Person and the account and at the time specified in the applicable Drawdown Notice (it being understood that payment of Parallel Capital Contributions shall not constitute cash contributions to the Partnership and shall not be paid to any account of the
Partnership). Partnership Capital Contributions may include amounts that the
General Partner determines, in its discretion, are necessary or desirable for
Temporary Cash Funds or to establish reserves in respect of Partnership
Investments or Partnership Expenses. Parallel Capital Contributions may include amounts

                                       28

that the General Partner determines, in its discretion, are necessary or desirable to establish reserves in respect of Parallel Investments or Parallel
Investment Expenses.

      The General Partner shall make Capital Contributions in such amounts as hereinafter set forth in this Article 5 and at the same times and in the same manner as the Investors who are required to make related Capital Contributions.

      (b) Regular Drawdowns.

            (i) Drawdown Notices. Except as otherwise provided in Section
      5.02(c), each Drawdown Notice for a Drawdown shall specify:

                  (A) the manner in which, and the expected date on which, such
            Drawdown is to be applied;

                  (B) if all or any portion of such Drawdown is to be applied to make one or more Investments, with respect to each proposed
            Investment, (w) a general description of the business of the Person that is, directly or indirectly, the subject of such proposed
            Investment, (x) the Investment Drawdown Amount in respect of such
            Investment, (y) whether such proposed Investment is in equity securities or equity-related securities (including preferred equity, convertible debt or similar securities) or debt securities, and (z)
            whether the Capital Contribution of such Investor in respect of such
            Investment is to be applied in respect of a Partnership Investment
            (and if so, whether directly or through a Partnership Investment
            Vehicle) or a Parallel Investment (and if so, whether directly or through a Parallel Investment Vehicle) or if all or any portion of such Drawdown is to be held as Temporary Cash Funds, the Investment
            Drawdown Amount related thereto;

                  (C) if all or any portion of such Drawdown is to be applied in respect of any Expenses, the Expenses Drawdown Amount;

                  (D) the required Capital Contribution to be made by such
            Investor (which shall be equal to the sum of such Investor's share
            (determined pursuant to Section 5.02(b)(ii)) of each Investment
            Drawdown Amount or Temporary Cash Funds and such Investor's share
            (determined pursuant to Section 5.02(b)(iii)) of the Expenses
            Drawdown Amount;

                  (E) the date (the "Drawdown Date") on which such Capital
            Contribution is due, which will be at least 10 calendar days from and including the date of delivery of the Drawdown Notice; and

                                       29

                  (F) the Person and the account to which such Capital
            Contribution shall be paid.

            (ii) Amount of Required Capital Contribution in Respect of
      Investments. (A) Subject to Sections 3.03(c) and 5.04, with respect to each Investment covered by any Drawdown and with respect to any Temporary
      Cash Funds, the General Partner and each Investor shall be required to make a Capital Contribution equal to the product of (x) such Person's
      Available Commitment Percentage multiplied by (y) the Investment Drawdown
      Amount in respect of such Investment or Temporary Cash Funds. The General
      Partner may in its discretion utilize each Partner's previous Capital
      Contributions in respect of Temporary Cash Funds to satisfy all or a portion of the Investment Drawdown Amount payable in connection with an
      Investment (or Partnership Expenses related thereto); provided that, if a
      Limited Partner is determined to be an Excused Investor with respect to such Investment, the Partners' Temporary Cash Funds shall be adjusted and reallocated to reflect the non-participation of the Excused Investor with respect to such Investment.

                  (B) With respect to any amount to be paid in connection with the exercise, conversion or exchange of any Convertible Securities, each Participating Investor in the Investment represented by such
            Convertible Securities shall be required to make a Capital
            Contribution equal to the product of (x) such amount required to be paid multiplied by (y) such Participating Investor's Investment
            Percentage in respect of such Investment.

                  (C) Subject to Sections 3.03(c) and 5.03, with respect to each
            Follow-On Investment covered by any Drawdown, each Participating
            Investor in the Original Investment to which such Follow-On
            Investment relates shall be required to make a Capital Contribution equal to the product of (x) such Participating Investor's Investment
            Percentage in respect of such Original Investment multiplied by (y)
            the Investment Drawdown Amount in respect of such Follow-On
            Investment.

                  (D) To the extent that any required Capital Contribution of any Participating Investor (calculated pursuant to Section
            5.02(b)(ii)(B) or 5.02(b)(ii)(C) without giving effect to the last sentence of Section 5.01(a)) exceeds such Participating Investor's then Available Capital Commitment, such Participating Investor may elect (but shall not be required) to increase its Capital Commitment by the amount of such excess. In the event that such Participating
            Investor elects not to or may not so increase its Capital
            Commitment, each of the other Participating Investors in such
            Investment shall be required to make a Capital Contribution equal to the product of (x) the amount of such excess multiplied by (y) such other Participating Investor's Available Commitment

                                       30

            Percentage (calculated without giving effect to the Available
            Capital Commitment of such Participating Investor who elects not to or may not so increase its Capital Commitment).

            (iii) Amount of Required Capital Contribution in Respect of
      Expenses. (A) With respect to the portion of the Expenses Drawdown Amount to be applied to pay Partnership Expenses, each Partner (including the
      General Partner) shall be required to make a Capital Contribution equal to the amount of such Partnership Expenses payable by such Partner as determined pursuant to Section 4.03.

                  (B) Subject to Section 7.02, with respect to any portion of the Expenses Drawdown Amount that is to be applied to pay Parallel
            Investment Expenses attributable to any Parallel Investment, each
            Participating Parallel Investor participating in such Parallel
            Investment shall be required to make a Capital Contribution equal to the amount of such Parallel Investment Expenses payable by such
            Parallel Investor as determined pursuant to Section 7.02(b).

      (c) Special Drawdowns. If, in connection with the making of any Investment or the payment of any Investment Expense in respect of which a Drawdown Notice has been delivered, the General Partner shall determine, in its discretion, that it is necessary or desirable to increase the required Capital Contribution to be made by any Investor in connection therewith, the General Partner shall deliver an additional Drawdown Notice to such Investor amending the original Drawdown
Notice and specifying:

            (i) the amount of any increase in any Investment Drawdown Amount or in the Expenses Drawdown Amount, as the case may be;

            (ii) the amount of the increase in the required Capital Contribution to be made by such Investor;

            (iii) the Drawdown Date with respect to the amount of the increase in the required Capital Contribution if different from the Drawdown Date specified in the original Drawdown Notice; provided that the Drawdown Date with respect to the amount of such increase shall be at least two Business
      Days after delivery of such additional Drawdown Notice; and

            (iv) the reason for such increase.

      Any increase in the required Capital Contribution of any Investor pursuant to Section 5.03 or 5.04 shall be calculated in the manner set forth therein. Any increase in the required Capital Contribution of the General Partner and each
Investor due to an increase in any Investment Drawdown Amount or the Expenses
Drawdown Amount, as the case may be, specified in the original Drawdown

                                       31

Notice shall be calculated in accordance with Section 5.02(b) (after giving effect to Sections 5.03 and 5.04, as appropriate) with respect to the amount of such increase.

      SECTION 5.03. Excuse Procedure. (a) Any Investor may be excused from making all or a portion of any required Capital Contribution in respect of any
Investment if: (i) not later than two Business Days after the date of delivery of the applicable Drawdown Notice (or such later time as the General Partner shall in its discretion determine), the General Partner shall have received a notice from such Investor stating that it seeks to be excused from making such
Investment pursuant to this Section 5.03(a) and (ii) not later than five
Business Days after the date of delivery of the applicable Drawdown Notice (or such later time as the General Partner shall in its discretion determine), the
General Partner shall have received a written opinion (in form and substance reasonably satisfactory to the General Partner) of Investor's counsel
(reasonably satisfactory to the General Partner, which counsel may be in-house counsel so long as such in- house counsel is reasonably satisfactory to the
General Partner) to the effect that it is highly probable that the making of such Capital Contribution by such Investor in respect of such Investment would result in a violation of any law or regulation of the United States of America or any State thereof or of any non-U.S. jurisdiction (other than any such
non-U.S. law or material regulation that violates, or the compliance with which by Persons subject to the jurisdiction of the United States of America would violate, any law or material regulation of the United States of America)
(including any "prohibited transaction" as defined in ERISA or the Code), in any such case applicable to such Investor or to the Partnership. Such opinion shall also indicate whether (and, if so, at what reduced amount) such Investor could make a smaller Capital Contribution in respect of such Investment that would not result in such a violation. For purposes of ascertaining whether an Investor may be excused from making a Capital Contribution pursuant to this Section 5.03(a), the General Partner shall, as promptly as reasonably practicable, provide such information about the proposed Investment as such Investor may reasonably request.

      (b) An Investor shall be excused from making and shall not be permitted to make all or a portion of any required Capital Contribution in respect of any
Investment if the General Partner delivers a written notice to such Investor that the making of such Capital Contribution or portion thereof might have a
Material Adverse Effect. Any Capital Contribution by such Investor might have a
"Material Adverse Effect" if:

            (i) the General Partner, in its discretion, determines that (A) such
      Capital Contribution or portion thereof is likely, when taken by itself or together with other Capital Contributions of such Investor or of the
      General Partner and any other Investors:

                  (x) to result in a violation of any law or regulation of the
            United States of America or any State thereof or of any non-U.S.
            jurisdiction (other than any such non-U.S. law or regulation that violates, or the compliance with which by Persons subject to the jurisdiction of the United States of America would violate, any law or regulation of

                                       32

            the United States of America) (and the General Partner shall have received a written opinion of counsel to such effect); or

                  (y) to subject the Person that is, directly or indirectly, the subject of such proposed Investment, the Partnership, any
            Partnership Investment Vehicle, any Parallel Investment Vehicle, any
            Parallel Investor or any Related Fund to any regulatory or other legal requirements to which it would not otherwise have been subject and compliance with which is materially burdensome, or to increase materially the burden of complying with applicable regulatory or other legal requirements beyond the burden that would otherwise have existed (and the General Partner shall have received a written opinion of counsel as to the applicability of such regulatory or other legal requirements);

      and (B) in either case, such result should be avoided; or

                  (ii) the General Partner determines, in its reasonable
            discretion, that such Investor should not participate in such
            Investment because either (A) such Investor has, after being admitted to the Partnership, been convicted in a criminal proceeding
            (excluding misdemeanors), or was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting activities subject to, securities laws of the United States of
            America or any State thereof or of any non-U.S. jurisdiction or was or is subject to a finding as to any violation of such laws, in each case in a proceeding before a judicial or administrative body, or
            (B) participation by such Investor in such Investment would otherwise have a material adverse effect on the Person that is, directly or indirectly, the subject of the proposed Investment, the
            Partnership, any Partnership Investment Vehicle, any Parallel
            Investment Vehicle, any Parallel Investor, the General Partner, any
            Related Fund, the Manager, Greenhill or any of their respective
            Affiliates.

            The General Partner shall not be liable to any Investor or the
      Partnership for any failure to permit or require an Investor to be excused from making all or a portion of any required Capital Contribution pursuant to this Section 5.03(b), except for liability primarily attributable to the General Partner's gross negligence or bad faith.

            (c) Any Capital Contribution as to which an Investor is excused shall in no way affect such Investor's Available Capital Commitment, and any such excuse shall not affect such Investor's obligation to make other
      Capital Contributions.

            (d) If any Investor is excused from making all or a portion of any required Capital Contribution in respect of any Investment pursuant to this Section 5.03, the General Partner may,

                                       33

      in its discretion, take any or all of the following actions with respect to the amount that is excused and remains to be funded:

            (i) increase the required Capital Contributions of other Investors;

            (ii) obtain the agreement of one or more Investors to increase their respective Capital Contributions or of any third party or parties to cover such amount; or

            (iii) increase its own Capital Contribution.

      If the General Partner elects to take the action specified in Section
5.03(d)(i) with respect to any portion of the amount that is excused, the
General Partner shall deliver an additional Drawdown Notice in accordance with
Section 5.02(c) to each Investor who is not an Excused Investor in respect of the applicable Investment, and the required Capital Contribution of each such
Investor shall be increased by an amount equal to the product of (A) such
Investor's Available Commitment Percentage (calculated (x) after giving effect to the Capital Contributions specified in any prior Drawdown Notice and (y)
without giving effect to the Available Capital Commitment of the General Partner
and each Investor who is an Excused Investor in respect of such Investment)
multiplied by (B) the applicable portion of the Capital Contribution that remains to be funded; provided that (I) if (but only to the extent) necessary to address tax or regulatory considerations applicable to, or arising in connection with, the applicable Investment, the General Partner may, in its discretion, require that such applicable portion of the Capital Contribution be funded by
Capital Contributions made only by the Investors in one or more Investment
Portions with respect to such Investment that are not affected by such accounting, tax or regulatory considerations, pro rata in proportion to their
Available Commitment Percentages (calculated (1) after giving effect to the
Capital Contributions specified in any prior Drawdown Notice and (2) without giving effect to the Available Capital Commitment of the General Partner, each
Investor who is an Excused Investor in respect of such Investment, and the
Investors in any Investment Portion that are affected by such accounting, tax or regulatory considerations) and (II) in the event that an Investor is excused pursuant to this Section 5.03, no other Investor shall be required to make a
Capital Contribution in excess of 130% of the Capital Contribution that would otherwise have been required from such Investor but for the provisions of this
Section 5.03(d) and Section 5.04(e).

      SECTION 5.04. Default by Investors. (a) Each of the General Partner and
each Investor agree that payment of its required Capital Contributions when due is of the essence, that any Default by any Investor would cause injury to the
Partnership and to the General Partner and the other Investors and that the amount of damages caused by any such injury would be extremely difficult to calculate. Accordingly, if at any time an Investor shall Default, the amount of such Default (the "Default Amount") shall accrue interest commencing on the
Drawdown Date

                                       34

at the lesser of (i) a rate per annum equal to the LIBOR plus 7% and (ii) the maximum rate permitted by applicable law. Interest paid or otherwise recovered on the Default Amount shall be allocated and distributed to the non- Defaulting
Investors.

      Upon the occurrence of any Default, the General Partner shall promptly notify the Investor who has committed such Default of the occurrence of such
Default. Upon the occurrence of any Event of Default, the General Partner shall promptly notify all Investors of the occurrence of such Event of Default.

      (b) Upon the occurrence of an Event of Default, the General Partner, in its sole discretion, may:

            (i) cause the Defaulting Investor to forfeit all or any portion of distributions from the Partnership made or to be made after such Event of
      Default that relate to any Investments in respect of which such Investor made Capital Contributions prior to such Event of Default;

            (ii) if applicable, with respect to any distributions made or to be made after such Event of Default that relates to any Parallel Investment in respect of which the Defaulting Investor made a Capital Contribution prior to such Event of Default, cause the agreement governing such
      Parallel Investment to contain provisions substantially to the effect of clause (i) above;

            (iii) cause distributions that would otherwise be made to the
      Defaulting Investor to be credited against the Default Amount pursuant to
      Section 6.05;

            (iv) cause the Defaulting Investor to forfeit its representation, if any, on the LP Advisory Committee;

            (v) cause the Defaulting Investor to forfeit its right to
      participate in any Investments made after such Event of Default;

            (vi) cause a forced sale of the Defaulting Investor's interest in the Partnership to:

                  (A) any Investors who may wish to purchase such an interest, pro rata based on their respective Commitment Percentages at such time at the lesser of (x) an amount equal to 75% of the aggregate
            Capital Contributions made by the Defaulting Investor to the
            Partnership (net of any Capital Contributions previously returned to such Defaulting

                                       35

            Investor and distributions made to such Defaulting Investor pursuant to this Agreement) and (y) such other price as the General Partner, in its sole discretion, shall determine to be fair and reasonable under the circumstances; or

                  (B) in the event no Investor is willing to purchase such an interest, to any Person, at such price as the General Partner, in its sole discretion, shall determine to be fair and reasonable under the circumstances;

            (vii) cause a forced sale of the Defaulting Investor's interest in a
      Parallel Investment Vehicle to:

                  (A) any Investors who may wish to purchase such an interest, pro rata based on their respective Commitment Percentages at such time at the lesser of (x) an amount equal to 75% of the aggregate
            Capital Contributions made by the Defaulting Investor to such
            Parallel Investment Vehicle (net of any Capital Contributions
            previously returned to such Defaulting Investor and distributions made to such Defaulting Investor pursuant to the agreement governing the Parallel Investment Vehicle) and (y) such other price as the
            General Partner, in its sole discretion, shall determined to be fair and reasonable under the circumstances; or

                  (B) in the event no Investor is willing to purchase such an interest, to any Person, at such price as the General Partner, in its sole discretion, shall determined to be fair and reasonable under the circumstances; and

            (viii) institute proceedings to recover the Default Amount.

      (c) Upon the occurrence of any Event of Default in connection with any
Drawdown to be applied to make an Investment, the General Partner may, in its discretion, take any or all of the following actions with respect to the amount in default that remains to be funded:

            (i) increase the required Capital Contributions of other Investors;

            (ii) obtain the agreement of one or more Investors to increase their respective Capital Contributions or of a third party or parties to cover such amount;

            (iii) increase its own Capital Contribution; or

            (iv) borrow funds in accordance with Section 2.04.

                                       36

      (d) Upon the occurrence of any Event of Default in connection with a
Drawdown to be applied to pay Partnership Expenses, the General Partner may, in
its discretion, increase the required Capital Contributions of the other Limited
Partners with respect to the amount in default that remains to be funded.

      Upon the occurrence of any Event of Default in connection with a Drawdown to be applied to pay Parallel Investment Expenses with respect to a Parallel
Investment, the General Partner may, in its discretion, increase the required
Capital Contributions of other Participating Parallel Investors with respect to the amount in default that remains to be funded.

      (e) If the General Partner elects to take the action specified in Section
5.04(c)(i) or Section 5.04(d) with respect to any portion of the amount that is in default in respect of the applicable Investment or Expense, as the case may be, the General Partner shall deliver an additional Drawdown Notice in accordance with Section 5.02(c) to the Investors who are required to make
Capital Contributions in respect of such Investment or Expense (other than any
Defaulting Investor with respect to the Investment or Expense, as the case may be, in respect of which the Event of Default arose and any Excused Investor with respect to such Investment, if applicable), and the required Capital
Contribution of each such Investor shall be increased by an amount calculated
(without giving effect to any Investor who is not such an Investor) with respect to the amount that remains to be funded in accordance with Section 5.02(b);
provided that (i) with respect to a Default in connection with a Capital
Contribution required in respect of a proposed Investment, if (but only to the extent) necessary to address accounting, tax or regulatory considerations applicable to, or arising in connection with, such proposed Investment, the
General Partner may, in its discretion, require that such applicable portion of the Capital Contribution be funded by Capital Contributions made only by the
Investors in one or more Investment Portions with respect to such Investment that are not affected by such accounting, tax or regulatory considerations, pro rata in proportion to their Available Commitment Percentages (calculated (i)
after giving effect to the Capital Contributions specified in any prior Drawdown
Notice and (ii) without giving effect to the Available Capital Commitment of the
General Partner, each Investor who is an Excused Investor in respect of such
Investment, and the Investors in any Investment Portion that are affected by such accounting, tax or regulatory considerations) and (ii) no other Investor shall be required to make a Capital Contribution in excess of 130% of the
Capital Contribution that would otherwise have been required from such Investor but for the provisions of Section 5.03(d) and this Section 5.04(e).

      (f) Subject to Sections 5.04(c) and 5.04(d), the General Partner may take either or both of the following actions in respect of the Available Capital
Commitment of any Defaulting Investor:

                                       37

            (i) seek commitments of capital from additional investors (which may in the discretion of the General Partner include existing Limited
      Partners) up to the amount of the Defaulting Investor's Available Capital
      Commitment. If any such commitment is received from any existing Limited
      Partner, such Limited Partner's Capital Commitment and Available Capital
      Commitment shall be increased accordingly. If any such commitment is received from an investor that is not an existing Limited Partner, such investor shall, after executing such instruments and delivering such opinions and other documents as are in form and substance satisfactory to the General Partner, be admitted to the Partnership as a Substituted
      Limited Partner and shown as such on the books and records of the
      Partnership and shall be deemed to have a Capital Commitment and an
      Available Capital Commitment equal to the commitment for which such investor has subscribed. After the appropriate adjustment of the Capital
      Commitment and the Available Capital Commitment of the Limited Partner or
      admission of the Substituted Limited Partner, the Capital Commitment and
      Available Capital Commitment of the Defaulting Investor shall be decreased accordingly; and

            (ii) reduce or cancel the Available Capital Commitment of the
      Defaulting Investor on such terms as the General Partner determines in its discretion (which may include leaving such Defaulting Investor obligated to make Capital Contributions with respect to Partnership Expenses and/or, if applicable, Parallel Investment Expenses up to the amount of such
      Partner's Available Capital Commitment immediately prior to the time such
      Available Capital Commitment is so reduced or canceled).

      (g) The rights and remedies referred to in this Section 5.04 shall be in addition to, and not in limitation of, any other rights available to the General
Partner or the Partnership under this Agreement or at law or in equity. An Event of Default by any Investor in respect of any Capital Contribution shall not relieve any other Investor of its obligation to make Capital Contributions under this Agreement. In addition, unless the Available Capital Commitment of any
Defaulting Investor is decreased to zero pursuant to Section 5.04(f), an Event of Default by such Defaulting Investor shall not relieve such Investor of its obligation to make Capital Contributions subsequent to such Event of Default.

      SECTION 5.05. Certain Exclusion Circumstances. (a) If, at any time during the term of the Partnership, the General Partner reasonably determines that any further participation by a Limited Partner in the Partnership's affairs would be materially detrimental to the business or commercial reputation of any Portfolio
Company, the Partnership, the other Limited Partners, the General Partner,
Greenhill or any of their respective Affiliates, the General Partner may, in its discretion, (i) cancel the Available Capital Commitment of such Limited Partner on such terms as the General Partner determines in its discretion (which may include leaving such Limited Partner obligated to make Capital Contributions with respect to Partnership Expenses or, if applicable,

                                       38

Parallel Investment Expenses up to the amount of such Partner's Available
Capital Commitment immediately prior to the time such Available Capital
Commitment is so canceled) or (ii) exclude such Limited Partner (including, if applicable, as a Parallel Investor) from participation in one or more future
Investments.

      (b) In the circumstances described in Section 5.05(a), to the extent determined appropriate by the General Partner in its discretion, (i) such
Limited Partner shall cease to have the right, pursuant to this Agreement and the Delaware Act, to obtain information regarding the Partnership and its affairs other than such information as the General Partner in its reasonable discretion deems necessary for such Limited Partner to monitor its existing interest in the Partnership (which shall include and may be limited to the information furnished to such Limited Partner pursuant to Article 8), (ii) such
Limited Partner shall not be entitled to vote, and such Limited Partner's
Capital Commitment or Invested Capital, as the case may be, shall be disregarded
(in the same manner as with respect to the General Partner or any Defaulting
Investor pursuant to Section 13.02(b)), in connection with any vote or approval of the Limited Partners sought pursuant to Section 10.02, 11.01(a), 13.01
(except Section 13.01(a)(ii)), 13.02 or any other provision of this Agreement, except as required by applicable law and unless any such vote or approval has a material adverse effect on such Limited Partner's interests in Investments existing at the time of such action by the General Partner pursuant to clause
(a) or (b) above, and (iii) such Limited Partner shall cease to have the right to attend meetings of the LP Advisory Committee called by the General Partner pursuant to Section 2.10. Any action pursuant to clause (a) or (b) above shall have no effect on (x) such Limited Partner's interests in, and, except as otherwise specifically provided in the immediately preceding sentence, rights and obligations with respect to, Investments existing at the time of such action, or (y) except as otherwise specifically provided in the immediately preceding sentence, such Limited Partner's rights and obligations under this
Agreement, including its rights under Section 13.01 and its obligations under
Section 2.08. Any such action shall not constitute a withdrawal of such Limited
Partner from the Partnership within the meaning of the Delaware Act.

                                    ARTICLE 6
                  DISTRIBUTIONS; ALLOCATIONS; CAPITAL ACCOUNTS

      SECTION 6.01. Distributions Generally. Subject to the provisions of
Section 5.04 and Section 10.04, distributions shall be made in accordance with this Article 6. Except as expressly set forth below, all calculations with respect to distributions shall be made on a Partnership Investment by
Partnership Investment, and Participating Investor by Participating Investor,
basis. It is understood that the provisions set forth in this Article 6 shall apply to all Partnership Investments made by the Partnership (other than
Parallel Investments, the terms of which are

                                       39

generally described in Article 7) and that, in making any determinations with respect to any Investor pursuant to this Article 6 or Section 10.04 in connection with such Partnership Investments, the performance of all Parallel
Investments shall be taken into account as if such Parallel Investments were
Partnership Investments made by the Partnership. Without limiting the generality of the foregoing, such determinations shall, if appropriate, take into account
(i) the amount of such Investor's Invested Capital in each Parallel Investment, and (ii) any amount paid or payable to the General Partner based upon the performance of each Parallel Investment.

      SECTION 6.02. Distributions of Proceeds of Partnership Investments.
Subject to Section 6.03 and Section 6.05, each Participating Investor's
Investment Portion Percentage of any Proceeds from any Investment Portion of a
Partnership Investment made pursuant to this Agreement shall be distributed to such Participating Investor.

      SECTION 6.03. Other Income. (a) Notwithstanding the provisions set forth in Section 6.02, if the Partnership realizes any Transaction Fees, such
Transaction Fees shall be allocated and distributed to the Partners pro rata in accordance with their Capital Commitments.

      (b) Subject to Section 10.04, all other items of income of the Partnership that are not distributed pursuant to any other provision of this Article 6 shall be distributed to the Partners pro rata in accordance with their Capital
Commitments (or such other allocation as the General Partner determines is appropriate in its discretion); provided that income earned pursuant to Section
2.13 shall be distributed to the Partners in proportion to the amounts of cash attributable to such Partners that gave rise to such income.

      SECTION 6.04. Tax Distributions. Notwithstanding the foregoing provisions of this Article 6, the General Partner may, in its discretion, cause the
Partnership to make distributions in cash to each Partner equal to the Tax
Percentage of the net taxable income and gain allocated to such Partner in respect of the prior year. For purposes of calculating net taxable income and gain under this Section 6.04, each item of income, gain, loss, deduction and credit of the Partnership shall be allocated among the Partners as nearly as possible in the same manner as the corresponding item of income, expense, gain or loss is allocated pursuant to the other provisions of this Article 6, provided that no deduction shall be permitted in respect of any item whose deductibility may, in the reasonable opinion of the General Partner, be subject to limitations under Section 67 of the Code.

      SECTION 6.05. Other General Principles of Distribution.

      (a) Distributions of Cash. Subject to Section 10.04 and the remaining provisions of this Section 6.05, (i) distributions of net cash Proceeds from the
Disposition of Investments shall be made as soon as reasonably practicable after their receipt by the Partnership, and (ii)

                                       40

distributions of net cash Proceeds received by the Partnership, other than from
Dispositions of Investments, and distributions of income earned pursuant to
Section 2.13 shall be distributed as deemed appropriate by the General Partner to Partners, but in no event less than annually. All distributions pursuant to this Section 6.05(a) shall be made in immediately available funds in U.S.
dollars, except to the extent that distributions in U.S. dollars would be illegal or impracticable under applicable law, in which case, to such extent, distributions shall be made in the currency in which cash is received by the
Partnership.

      (b) Distributions in Kind. The General Partner generally intends to make distributions in cash; provided that the General Partner may distribute securities or other property if the General Partner reasonably believes that such distribution in kind is in the best interest of the Partnership. Prior to the dissolution of the Partnership, the Partnership shall not, without the approval of the LP Advisory Committee, make any distributions in kind of securities unless such securities are Marketable Securities. In connection with the dissolution of the Partnership, subject to Section 10.04, the Partnership may distribute in kind any securities (whether or not Marketable Securities) or other property constituting all or any portion of a Partnership Investment in such amounts as the General Partner shall in its discretion determine. Subject to Article 7, in any distribution of property in kind, the General Partner shall not discriminate among the Limited Partners in respect of such Partnership
Investment but shall in any such distribution (i) distribute to the applicable
Limited Partners property of the same type and tax basis and (ii) if cash and property in kind are to be distributed simultaneously in respect of any
Partnership Investment, distribute cash and property in kind in the same proportion to each such Limited Partner; provided that, to the extent necessary to address regulatory or other similar considerations, the General Partner may distribute such cash and property in kind in different proportions; and provided further that the General Partner may make distributions to itself of property in kind in lieu of cash. For purposes of allocations pursuant to Section 6.08, (i)
Marketable Securities shall be valued at their trading price on the principal securities exchange on which such securities were traded at the close of the trading day immediately prior to such distribution, or if such securities are not primarily traded on a securities exchange, their closing bid prices as shown by the National Association of Securities Dealers Automated Quotation System or
comparable established over-the-counter trading system on the trading day immediately prior to such distribution, and adjusted, if appropriate, taking into account any factors which are customarily taken into account in determining whether the fair value of the securities is greater or less than the market price and (ii) all other property to be distributed in kind shall be valued at the fair market value thereof by the General Partner on a date as near as reasonably practicable to the date of notice of such distribution. The General
Partner and the LP Advisory Committee will consult each other with a view to agreeing upon the valuation of any property to be distributed in kind that is not Marketable Securities but, in any event, the LP Advisory Committee shall have the right, exercisable within 7 days of receipt of the General Partner's proposed valuation, to

                                       41

require the General Partner to appoint an independent party to determine the valuation of such securities.

      If any Investor notifies the General Partner (or other liquidator described in Section 10.03) that such Investor is prohibited by applicable law or regulation from holding directly the property to be distributed in kind or the holding of such property by such Investor would have a material adverse effect on such Investor, subject to compliance with applicable law, such
Investor may designate any other Person to receive such distribution or the
General Partner (or such liquidator) shall, in lieu of making such distribution in kind to such Investor and to the extent permitted by applicable law, use its reasonable efforts to sell such property on such Investor's behalf on terms acceptable to such Investor and, upon such sale, the General Partner shall promptly distribute to such Investor the net proceeds of such sale. The amount of such net proceeds received in any such sale shall not affect the value of such property for purposes of any calculation under Article 6 or Article 10, which value for purposes of Article 6 or Article 10 shall be determined pursuant to Section 6.05(b) or Section 10.04.

      (c) Withholding of Certain Amounts. Notwithstanding anything else contained in this Agreement, the General Partner may, in its discretion, withhold from any distribution of cash or property in kind to any Investor pursuant to this Agreement, the following amounts:

            (i) any amounts due from such Investor to the Partnership or to the
      General Partner pursuant to this Agreement to the extent not otherwise paid (including, without limitation, Default Amounts); and

            (ii) any amounts required to pay, or to reimburse (on a net after-tax basis) any Indemnified Person for the payment of, any taxes and related expenses that the General Partner in good faith determines to be properly attributable to such Investor (including, without limitation, withholding taxes and interest, penalties, additions to tax and expenses described in the second paragraph of Section 9.01(b) incurred in respect thereof).

      Any amounts so withheld pursuant to this Section 6.05(c) shall be applied by the General Partner to discharge the obligation in respect of which such amounts were withheld.

      (d) Treatment of Certain Amounts Withheld. Notwithstanding anything else in this Agreement, all amounts withheld by the General Partner pursuant to
Section 6.05(c) and all amounts that the General Partner determines in good faith to be properly withheld or otherwise paid by any Person on behalf of any
Investor pursuant to the Code or any provision of any state, local or non-U.S.
tax law, shall be treated as if such amounts were realized and recognized by the
Partnership and distributed to such Investor pursuant to Section 6.02.

                                       42

      (e) Amounts Held in Reserve. In addition to the rights set forth in
Section 6.05(c), the General Partner shall have the right, in its discretion, to withhold amounts otherwise distributable by the Partnership to the Investors in order to maintain the Partnership in a sound financial and cash position and to make such provision as the General Partner in its discretion deems necessary or advisable for any and all liabilities and obligations, contingent or otherwise, of the Partnership (other than the obligation of the Partnership to pay for the purchase price of Partnership Investments) or if, following such distribution, the aggregate of the balances on any Partner's Capital Account would be less than zero.

      (f) Reinvestment of Dividends and Interest. Notwithstanding the foregoing provisions of this Article 6, the General Partner, in its sole discretion, may cause the Partnership to retain (and not to distribute to Investors) all or any portion of any cash dividends or cash interest payments received by the
Partnership in connection with any Investment and to reinvest such Proceeds in the Person or group of Affiliated Persons in which such Investment was made.

      (g) Delaware Act. Notwithstanding anything in this Agreement to the contrary, the Partnership shall not make any distributions except to the extent permitted under the Delaware Act.

      SECTION 6.06. Loans and Withdrawal of Capital. No Partner shall be permitted to borrow, or to make an early withdrawal of, any portion of its
Capital Account.

      SECTION 6.07. Capital Accounts; Allocations.

      (a) Capital Accounts. There shall be established for each Partner on the books and records of the Partnership a capital account (a "Capital Account"), which shall initially be zero. The Capital Account of each Partner shall be:

            (i) credited with any Partnership Capital Contributions made by such
      Partner;

            (ii) credited with any allocations of income, profit or gain of the
      Partnership to such Partner;

            (iii) debited by the amount of cash (or the fair market value of other property as determined by the General Partner pursuant to Section
      6.05(b)) distributed by the Partnership to such Partner; and

            (iv) debited by any allocations of expense (other than any expense that should properly be included in the basis of any asset of the
      Partnership), deduction or loss of the Partnership to such Partner.

                                       43

      (b) Partnership Expenses. Partnership Expenses funded by or for the account of any Partner in accordance with Section 4.03 shall be debited against the Capital Account of such Partner. Amounts applied by the Partnership to fund any Partner's share of any Partnership Investment Expense as contemplated by
Section 4.04(iv) shall be credited to the Capital Account of such Partner.

      (c) Interest Expenses. Interest expense and other expenses in respect of a borrowing made pursuant to Section 2.04 shall be allocated to each Partner in respect of whom such borrowing was made, pro rata in accordance with such
Partner's share of such borrowing, as determined by the General Partner.

      (d) Residual Allocations. Prior to dissolution of the Partnership, the
Partnership's remaining net income or net loss (after giving effect to subparagraphs (a), (b) and (c) above) and each item of income, gain, loss, deduction or expense included in the determination of such net income or net loss shall be allocated among the Partners in a manner consistent with the corresponding distributions made or to be made pursuant to this Article 6.

      (e) Allocations upon Dissolution. Upon the dissolution of the Partnership, the realized gains and losses of the Partnership attributable to sales of assets pursuant to Section 10.04 and the unrealized gains and losses of the assets to be distributed pursuant to Section 10.04 shall be allocated among the Partners in a manner consistent with the distribution provisions of this Article 6.

      (f) Timing of Allocations on Dispositions of Partnership Investments. In
connection with the disposition of Partnership Investments, allocations of profit and loss shall be made from time to time within any fiscal year to the extent necessary to effect the intent of the distribution provisions of this
Article 6 and Article 10.

      (g) Qualified Income Offset. Notwithstanding anything else contained in this Article 6, if any Partner has a deficit Capital Account for any fiscal period as a result of any adjustment of the type described in Treasury
Regulation Section 1.704-1(b)(2)(ii)(d)(4) through (6), then the Partnership's income and gain will be specially allocated to such Partner in an amount and manner sufficient to eliminate such deficit as quickly as possible. Any special allocation of items of income or gain pursuant to this paragraph shall be taken into account in computing subsequent allocations pursuant to this Article 6 so that the cumulative net amount of all items allocated to each Partner shall, to the extent possible, be equal to the amount that would have been allocated to such Partner if there had never been any allocation pursuant to this paragraph.

                                       44

      (h) Compliance with Applicable Regulations. It is intended that the
Capital Accounts will be maintained at all times in accordance with Section 704 of the Code and applicable Treasury regulations thereunder, and that the provisions hereof relating to the Capital Accounts be interpreted in a manner consistent therewith. The General Partner shall be authorized in its discretion to make appropriate adjustments to the allocations of items to comply with
Section 704 of the Code or applicable Treasury regulations thereunder; provided that no such change shall have an adverse effect upon the amount distributable to any Partner hereunder.

      SECTION 6.08. Tax Allocations. For federal, state and local income tax purposes, each item of income, gain, loss, deduction and credit of the
Partnership shall be allocated among the Partners as nearly as possible in the same manner as the corresponding item of income, expense, gain or loss is allocated pursuant to the other provisions of this Article 6.

                                    ARTICLE 7
                              PARALLEL INVESTMENTS

      SECTION 7.01. Parallel Investments Generally. (a) Pursuant to, and subject to the limitations contained in, Section 3.03, the General Partner may structure all or part of a Partnership Investment by any Investor (or group of Investors)
as a Parallel Investment outside the Partnership directly by such Investor (or group of Investors) or indirectly through any Parallel Investment Vehicle. The specific terms applicable to each Parallel Investment shall be set forth in an agreement or agreements between the General Partner and the Parallel Investors participating in such Parallel Investment, and shall be substantially similar to those contained in this Agreement with respect to Partnership Investments made by the Partnership including, mutatis mutandis, the provisions of Section
1.06(b), Article 6 and Section 10.04 with respect to the determination of the distributions that the Investors are entitled to receive in respect of such
Parallel Investment based upon the performance of such Parallel Investment and other Partnership Investments made pursuant to this Agreement. The terms of the agreement or agreements referred to in the immediately preceding sentence shall apply only to the particular Parallel Investment or Parallel Investments covered by such agreement or agreements.

      (b) Notwithstanding anything in this Agreement to the contrary, including the provisions of Section 7.01(a), the General Partner and the Investors
acknowledge and agree that (i) each Parallel Investment shall be made for the sole benefit of the Participating Parallel Investors in respect of such Parallel
Investment (and not made for the benefit of the Partnership), (ii) no Parallel
Investment shall constitute or be deemed to be an asset of the Partnership for any purpose and (iii) no creditor of the Partnership shall have any recourse or claim against any Parallel Investment or be entitled reasonably to rely on the existence of any

                                       45

Parallel Investment in extending credit to the Partnership. Without limiting the generality of the foregoing, (A) no Parallel Investment shall be set forth on the books and records of the Partnership or, except as otherwise required by law, listed on the tax returns to be filed by the Partnership, and (B) the
Partnership shall not use any of its funds to acquire or otherwise make any
Parallel Investment.

      SECTION 7.02. Parallel Investment Expenses. (a) General Principle.
Notwithstanding any provision in this Agreement to the contrary, the General
Partner and the Investors acknowledge and agree that (i) no Parallel Investment
Expenses shall be incurred for the benefit of, or borne by, the Partnership,
(ii) Parallel Investment Expenses shall not constitute or be deemed to be
Partnership Expenses for any purpose and (iii) no creditor whose claims arise in connection with any Parallel Investment shall have any recourse or claim against the Partnership or any Partnership Investment by the Partnership or be entitled reasonably to rely on the existence of the Partnership or any Partnership
Investment by the Partnership in extending credit to any Parallel Investor or with respect to such Parallel Investment. Without limiting the generality of the foregoing, (A) no Parallel Investment Expenses shall be set forth on the books and records of the Partnership or, except as otherwise required by law, listed on the tax returns to be filed by the Partnership and (B) the Partnership shall not use any of its funds to pay or otherwise satisfy any Parallel Investment
Expenses.

      (b) Responsibility for Parallel Investment Expenses Among Parallel
Investors. The Partners agree that, as among the Parallel Investors, responsibility for Parallel Investment Expenses will be determined as set forth in this Section 7.02(b) and shall be paid out of the funds set forth in Section
7.02(c) at such time after such Parallel Investment Expenses arise as the
General Partner determines in its discretion:

            (i) subject to Section 7.02(b)(ii), any Parallel Investment Expenses
      attributable to any Parallel Investment shall be paid by the Participating
      Parallel Investors pro rata in accordance with their respective Investment
      Percentages in such Parallel Investment; and

            (ii) notwithstanding clause (i) above, the General Partner may calculate the contribution to be made by Participating Parallel Investors with respect to any Parallel Investment Expense on any other basis
      (including requiring certain, but not all, such Parallel Investors or other Investors to fund such Expense) if the General Partner reasonably determines that such other basis is clearly more equitable.

      (c) Sources of Funds for Payment by Parallel Investors of Parallel
Investment Expenses. Parallel Investment Expenses shall be paid by or on behalf of the Parallel Investors to the extent provided in Section 7.02(b) through any one or more of the following sources of funds, determined by the General Partner in its discretion:

                                       46

            (i) Capital Contributions by the Parallel Investors in accordance with Article 5;

            (ii) the withholding, pursuant to the provisions of the agreement governing any Parallel Investment or Parallel Investment Vehicle, of
      amounts (whether realized through the sale of securities comprising
      Parallel Investments or otherwise) payable or distributable to the
      Parallel Investors;

            (iii) reserves set aside for the payment of such expenses pursuant to the provisions of the agreement governing any Parallel Investment or
      Parallel Investment Vehicle;

            (iv) amounts required to be contributed by the Parallel Investors pursuant to the provisions of the agreement governing any Parallel
      Investment or Parallel Investment Vehicle that correspond to Section 9.03, as contemplated by Section 9.04; or

            (v) in accordance with the last sentence of Section 7.02(a).

      SECTION 7.03. Parallel Investor Borrowings. The General Partner shall not on behalf of any Parallel Investor, except in connection with the payment of any
Parallel Investment Expenses and subject to Section 2.04, (i) incur any indebtedness for borrowed money, (ii) guarantee the indebtedness for borrowed money of any Person or (iii) otherwise become contingently liable with respect to any indebtedness for borrowed money of any Person.

      SECTION 7.04. Consequences upon Default. Upon any Event of Default by an
Investor, with respect to any Parallel Investment in which such Defaulting
Partner is a Participating Parallel Investor, the General Partner shall be entitled to pursue any and all of the remedies set forth in Section 5.04. Each
Investor hereby agrees to do and to take any and all such further things and actions, and to execute and deliver any and all such further agreements, instruments and documents, as may be necessary or desirable to give effect to this Section 7.04. Notwithstanding any such Event of Default, the General
Partner may, in its discretion, release such Partner from its obligations under this Section 7.04 to the extent and on such terms as the General Partner determines in its discretion.

                                       47

                                    ARTICLE 8
                           REPORTS TO LIMITED PARTNERS

      SECTION 8.01. Reports. (a) The books of account and records of the
Partnership shall be audited as of the end of each fiscal year by the
Partnership's independent public accountants. All reports provided to the
Limited Partners pursuant to this Section 8.01 shall be prepared in accordance with U.S. generally accepted accounting principles, consistently applied, including presentation of the fair value of Partnership Investments.

      The Partnership's independent public accountants shall initially be Ernst
& Young LLP. The General Partner may, in its discretion, for any fiscal year of the Partnership after December 31, 2000, change the Partnership's independent public accountants; provided that the Partnership's independent public accountants selected by the General Partner after consultation with the LP
Advisory Committee shall be a nationally recognized independent certified public accounting firm.

      (b) Not later than 60 days after the end of each fiscal quarter (other than the fourth quarter), the General Partner shall prepare and mail to each
Person who was a Partner during such fiscal quarter an unaudited report setting forth as of the end of such fiscal quarter:

            (i) a balance sheet of the Partnership as of the end of such fiscal quarter; and

            (ii) an income statement of the Partnership for such fiscal quarter.

      (c) Not later than 90 days after the end of each fiscal year, the General
Partner shall prepare, and shall mail to each Partner, a report audited by the independent public accountants setting forth as of the end of such fiscal year:

            (i) a balance sheet of the Partnership as of the end of such fiscal year;

            (ii) an income statement of the Partnership for such fiscal year;

            (iii) a statement of the Partnership's capital for such year; and

            (iv) a statement in reasonable detail of adjustments to such
      Partner's Capital Account for such fiscal year, and a statement of such
      Partner's closing Capital Account balance for such fiscal year.

                                       48

      (d) In addition, not later than 60 days after the end of each fiscal quarter, the General Partner shall prepare and mail to each Partner a report setting forth as of the end of such fiscal quarter:

            (i) a list of the Partnership's current Partnership Investments and all current Parallel Investments;

            (ii) a summary description of new Partnership Investments made by the Partnership and new Parallel Investments made during such fiscal quarter; and

            (iii) a summary description of Partnership Investments and Parallel
      Investments disposed of during such fiscal quarter.

      (e) After the end of each fiscal year, the General Partner shall prepare and send, or cause to be prepared and sent, as promptly as possible, and in any event within 90 days of the close of the fiscal year (except to the extent that delay is incurred on account of failure of any Portfolio Company to supply necessary information in a timely manner), a federal income tax form K-1 for each Partner, a copy of the Partnership's return filed for federal income tax purposes and a report setting forth in sufficient detail such transactions effected by the Partnership (and, if applicable, by such Partner as a Parallel
Investor) during such fiscal year as shall enable each Partner to prepare its
United States federal and state income tax returns, if any, and, if appropriate, comparable materials to enable each Partner to prepare any necessary non-U.S.
income tax returns. The General Partner shall mail such materials to (i) each
Partner and (ii) each former Partner (or its successors, assigns, heirs or personal representatives) who may require such information in preparing its
United States federal and state or non-U.S. income tax returns.

                                    ARTICLE 9
                         EXCULPATION AND INDEMNIFICATION

      SECTION 9.01. Exculpation and Indemnification. (a) No Indemnified Person
shall be liable to the Partnership or to the Partners for any losses, claims, damages or liabilities arising from, related to, or in connection with this
Agreement or the Partnership's business or affairs (including any act or omission by any Indemnified Person and any activity of the type or character disclosed or contemplated in Section 2.05), except for any losses, claims, damages or liabilities resulting from such Indemnified Person's gross negligence or willful misconduct. The foregoing provision shall not affect the General
Partner's obligation to correct any allocations to the Capital Accounts of the
Partners pursuant to Section 6.07 or distributions to the Partners pursuant to
Section 6.02 or 6.03 if such allocations or distributions were not made in accordance with this

                                       49

Agreement. In addition, no Indemnified Person shall be liable to the Partnership or to the Partners with respect to the accuracy or completeness of any information furnished by such Indemnified Person or any other Indemnified Person regarding any Portfolio Company where such information is obtained from a third party (including, without limitation, a Portfolio Company) and not prepared by an Indemnified Person. Notwithstanding the foregoing provisions of this Section
9.01(a), no provision of this Agreement shall constitute a waiver or limitation of any Limited Partner's rights under the U.S. federal securities laws.

      (b) The Partnership shall, to the fullest extent permitted by applicable law, indemnify and hold harmless each Indemnified Person against any losses, claims, damages or liabilities (other than Parallel Investment Expenses) arising out of, related to or in connection with this Agreement or the Partnership's business or affairs, except for any such losses, claims, damages or liabilities resulting from such Indemnified Person's gross negligence or willful misconduct.
Subject to the immediately succeeding sentence, the Partnership will periodically reimburse each Indemnified Person for all expenses (including fees and expenses of counsel) as such expenses are incurred in connection with investigating, preparing, pursuing or defending any Proceeding related to, arising out of or in connection with this Agreement or the Partnership's business or affairs whether or not pending or threatened and whether or not any
Indemnified Person is a party thereto; provided that such Indemnified Person shall promptly repay to the Partnership the amount of any such reimbursed expenses paid to it if it shall be judicially determined by judgment or order not subject to further appeal or discretionary review that such Indemnified
Person is not entitled to be indemnified by the Partnership in connection with such matter as provided in the exception contained in the immediately preceding sentence. If for any reason (other than the gross negligence or willful misconduct of such Indemnified Person) the foregoing indemnification is unavailable to any Indemnified Person, or insufficient to hold it harmless, then the Partnership shall contribute to the amount paid or payable by such
Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by the
Partnership, on the one hand, and such Indemnified Person, on the other hand, or, if such allocation is not permitted by applicable law, to reflect not only the relative benefits referred to above but also any other relevant equitable considerations.

      Each Partner covenants for itself and its successors, assigns, heirs and personal representatives that such Person will, at any time prior to or after dissolution of the Partnership, whether before or after such Person's withdrawal from the Partnership, pay to the Partnership or the General Partner on demand any amount which the Partnership or the General Partner, as the case may be, properly pays in respect of taxes (including withholding taxes) imposed upon income of, or distributions in respect of Partnership Investments made to, such
Partner.

                                       50

      (c) Notwithstanding anything else contained in this Agreement, the exculpation provisions under Section 9.01(a) and the reimbursement, indemnity and contribution obligations of the Partnership under Section 9.01(b) (the
"Indemnification Obligations") shall:

            (i) be in addition to any liability which the Partnership may otherwise have;

            (ii) extend upon the same terms and conditions to the officers, directors, members, employees, Affiliates, stockholders, agents and representatives of each Indemnified Person;

            (iii) be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of each Indemnified Person;
      and

            (iv) be limited to the sum of (x) the assets of the Partnership, plus (y) the amount of all Partners' aggregate Available Capital
      Commitments, plus (z) subject to Section 9.03, the aggregate amount of all distributions previously made by the Partnership to the Partners; provided that if such sum is insufficient to fulfill the Partnership's obligations under this Article 9, the General Partner may, in its discretion, seek to satisfy such obligation out of the assets of a Parallel Investment made pursuant to this Agreement.

      (d) To the extent that, at law or in equity, any Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the
Partnership or to any Partner, the General Partner and any other Indemnified
Person acting in connection with the Partnership's affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities or rights and powers of any
Indemnified Person otherwise existing at law or in equity, are agreed by the
Partners to replace such other duties, liabilities, rights and powers of such
Indemnified Person.

      (e) The General Partner and the Investors acknowledge and agree that the terms of each Parallel Investment or Parallel Investment Vehicle shall include provisions applicable to such Parallel Investment or Parallel Investment Vehicle substantially identical to the provisions of this Section 9.01 and Section 9.02.

      (f) The General Partner may cause the Partnership to purchase and maintain insurance coverage reasonably satisfactory to the General Partner that provides the Partnership with coverage with respect to losses, claims, damages, liabilities and expenses that would otherwise be Indemnification Obligations.
The fees and expenses incurred in connection with obtaining and

                                       51

maintaining any such insurance policy or policies, including any commissions and premiums, shall be Partnership Administrative Expenses.

      (g) With respect to any Indemnification Obligation that is also an obligation of any Related Fund (a "Shared Obligation"), the General Partner and
the general partner of each Related Fund that is liable under such Shared
Obligation shall allocate any amounts due to any Person under such Shared
Obligation pro rata among the Partnership and such Related Funds in accordance with the aggregate Capital Commitments of the Limited Partners and the limited partners in the Related Funds.

      SECTION 9.02. Forum Selection. (a) To the fullest extent permitted by applicable law, the General Partner and each Investor hereby agree that any claim, action or proceeding by any Investor seeking any relief whatsoever against any Indemnified Person based on, arising out of or in connection with this Agreement or the Partnership's affairs shall be brought only in the federal courts, or if federal court jurisdiction is unavailable in the state courts, located in the State of Delaware or the State of New York, Borough of Manhattan,
and not in any other State or Federal court in the United States of America or any court in any other country. The General Partner and each Investor acknowledge that, in the event of any breach of this provision, the Indemnified
Persons have no adequate remedy at law and shall be entitled to injunctive relief to enforce the terms of this Section 9.02.

      (b) EACH PARTNER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY
JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE
TRANSACTIONS CONTEMPLATED HEREBY.

      SECTION 9.03. Return of Distributions. (a) Notwithstanding anything else contained in this Agreement, if the Partnership incurs an Indemnification
Obligation and the amount of reserves, if any, specifically identified by the
Partnership with respect to such Indemnification Obligation is less than the amount of such Indemnification Obligation, the General Partner may require each
Limited Partner to repay to the Partnership, at any time or from time to time, whether before or after dissolution of the Partnership or before or after such
Person's withdrawal from the Partnership, in satisfaction of such Limited
Partner's share of such Indemnification Obligation, all or any portion of the amount of the distributions previously made by the Partnership to such Limited
Partner to the extent of such Limited Partner's share of such Indemnification
Obligation; provided that no Partner shall be required to make a repayment of any distributions pursuant to this Section 9.03(a) at any time after the third anniversary of the date on which such distributions were made by the
Partnership, or to repay any amount which, together with all such amounts previously repaid pursuant to this Section 9.03(a), would exceed the lesser of
(i) the total amount of distributions previously received by such Partner (or the

                                       52

predecessor-in-interest to such Partner) from the Partnership and (ii) an amount equal to 25% of such Partner's Capital Commitment.

      (b) To the extent that the remedies provided in Section 9.03(a) are insufficient to hold any Indemnified Person harmless in connection with an
Indemnification Obligation of the Partnership, each Investor shall pay, in satisfaction of such Investor's remaining share of such Indemnification
Obligation, to the Indemnified Persons, in such Investor's individual capacity, at any time or from time to time, whether before or after the dissolution of the
Partnership or before or after such Investor's withdrawal from the Partnership, all or any portion of the amount of distributions previously made to such
Investor in respect of Parallel Investments to the extent of such Investor's remaining share of such Indemnification Obligation; provided that no Investor shall be required to make a contribution pursuant to this Section 9.03(b) with respect to any distributions at any time after the third anniversary of the date on which such distributions were made by the Partnership, or to contribute any amount which, together with all such amounts previously contributed pursuant to this Section 9.03(b), would exceed the lesser of (i) the total amount of distributions previously received by such Investor (or the
predecessor-in-interest to such Investor) with respect to Parallel Investments and (ii) an amount equal to 25% of such Partner's Capital Commitment.

      (c) The provisions of this Section 9.03 shall be in addition to and not affect the obligations of the Limited Partners under the Delaware Act or any other provision of applicable law. Nothing in this Section 9.03 is intended to expand the rights of Indemnified Parties to indemnification, contribution or reimbursement under Section 9.01.

      SECTION 9.04. Parallel Investments. The Partners agree that the terms of each Parallel Investment shall include provisions applicable to such Parallel
Investment substantially identical to the provisions of Section 9.01, Section
9.02 and Section 9.03.

                                   ARTICLE 10
                   DURATION AND DISSOLUTION OF THE PARTNERSHIP

      SECTION 10.01. Duration. The term of the Partnership shall continue until
June 30, 2010, unless the Partnership is sooner dissolved pursuant to Section
10.02; provided that, subject to Section 10.02, the General Partner may extend the term of the Partnership for up to two additional successive one-year terms following the expiration of such initial term, and provided further that the
General Partner may extend the term of the Partnership for the second of such one-year terms only upon the approval of the Advisory Committee.

                                       53

      SECTION 10.02. Dissolution. Subject to the Delaware Act, the Partnership
shall be dissolved and its affairs shall be wound up upon the earliest of:

      (a) the expiration of the term of the Partnership provided in Section
10.01;

      (b) the written consent of the General Partner and the Required Limited
Partners to dissolve the Partnership, which consent shall not be effective unless each Related Fund is also being concurrently dissolved;

      (c) a decision made by the General Partner, in its discretion after consultation with counsel, to dissolve the Partnership because it has determined in good faith that (i) changes in any applicable law or regulation would have a material adverse effect on the continuation of the Partnership or (ii) such action is necessary or desirable as provided in Section 2.03;

      (d) an event of withdrawal of the General Partner (within the meaning of the Delaware Act) unless, (i) at the time there is at least one remaining general partner of the Partnership and all remaining general partners shall agree to continue the business of the Partnership without dissolution, or (ii)
if there is no remaining general partner of the Partnership, the Required
Limited Partners agree in writing or vote within 90 days of such event of withdrawal to continue the business of the Partnership and to the appointment of a successor general partner of the Partnership, effective as of the date of such event;

      (e) the entry of a decree of judicial dissolution under Section 17-802 of the Delaware Act;

      (f) at any time there are no limited partners of the Partnership, unless the Partnership is continued in accordance with the Delaware Act.

      SECTION 10.03. Liquidation of Partnership. Upon dissolution, the
Partnership's business shall be liquidated in an orderly manner. Except as provided in the immediately succeeding sentence, the General Partner shall be the liquidator to wind up the affairs of the Partnership pursuant to this
Agreement. If there shall be no General Partner or if the Partnership shall be dissolved pursuant to Section 10.02(d), the Limited Partners, upon the approval of the Required Limited Partners, may approve one or more liquidators to act as the liquidator in carrying out such liquidation. In performing its duties, subject to the Delaware Act, the liquidator is authorized to sell, distribute, exchange or otherwise dispose of the assets of the Partnership in any reasonable manner that the liquidator shall determine to be in the best interest of the
Partners.

                                       54

      SECTION 10.04. Distribution Upon Dissolution of the Partnership. Upon
dissolution of the Partnership, the liquidator winding up the affairs of the
Partnership shall determine in its discretion which assets of the Partnership shall be sold and which assets of the Partnership shall be retained for distribution in kind to the Partners. Subject to Section 6.05(b), assets to be distributed in kind shall be valued by the liquidator in its discretion. Subject to the Delaware Act, after all liabilities of the Partnership have been satisfied or duly provided for, the remaining assets of the Partnership shall be distributed to the Partners pro rata in accordance with their positive Capital
Account balances, as adjusted in accordance with Article 6 (including, without limitation, adjustments attributable to sales of assets pursuant to this Section
10.04 and adjustments to reflect unrealized gain or loss in the assets to be distributed).

      (a) In the discretion of the liquidator, and subject to the Delaware Act, a portion of the distributions that would otherwise be made to the General
Partner and the Limited Partners pursuant to this Section 10.04 may be:

            (i) distributed to a trust established for the benefit of the
      Partners for purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any liabilities or obligations of the Partnership or the General Partner arising out of, or in connection with, this Agreement or the Partnership's affairs; or

            (ii) withheld, with respect to any Partner, to provide a reserve for the payment of such Partner's share of future Partnership Expenses;
      provided that such withheld amounts shall be distributed to the Partners as soon as the liquidator determines, in its discretion, that it is no longer necessary to retain such amounts.

      The assets of any trust established in connection with clause (i) above shall be distributed to the Partners from time to time, in the discretion of the liquidator, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the Partners pursuant to this Agreement.

      (b) Each Partner shall look solely to the assets of the Partnership for the return of such Partner's aggregate Invested Capital in Partnership
Investments, and no Partner shall have priority over any other Partner as to the return of such Invested Capital.

      SECTION 10.05. Withdrawal, Death or Incompetency of a Limited Partner.
Except as otherwise provided in Article 12, a Limited Partner may not withdraw from the Partnership prior to its dissolution and winding up. Upon the death or incompetency of an individual Limited Partner, such Limited Partner shall not be entitled to receive the fair value or his or her interest in the Partnership under Section 17-604 of the Delaware Act. Upon the death or incompetency of an individual Limited Partner, such Limited Partner's executor, administrator, guardian,

                                       55

conservator or other legal representative may exercise all of such Limited
Partner's rights for the purpose of settling such Limited Partner's estate or administering such Limited Partner's property, except that the General Partner may reduce or cancel the Available Capital Commitment of such Limited Partner
(on such terms as the General Partner determines in its discretion (which may include leaving such Limited Partner obligated to make Capital Contributions with respect to Partnership Expenses and, if applicable, Parallel Investment
Expenses up to the amount of such Limited Partner's Available Capital Commitment immediately prior to the time such Available Capital Commitment is so reduced or canceled)); provided that following the death of a managing director, senior advisor or employee of Greenhill who owns an investment vehicle which is a
Limited Partner, the General Partner may reduce or cancel the Available Capital
Commitment of such Limited Partner (on such terms as the General Partner determines in its discretion (which may include leaving such Limited Partner obligated to make Capital Contributions with respect to Partnership Expenses and, if applicable, Parallel Investment Expenses up to the amount of such
Limited Partner's Available Capital Commitment immediately prior to the time such Available Capital Commitment is so reduced or canceled)). Except as expressly provided in this Agreement, no other event affecting a Limited Partner
(including bankruptcy or insolvency) shall affect its obligations under this
Agreement or affect the Partnership.

                                   ARTICLE 11
                  TRANSFERABILITY OF GENERAL PARTNER'S INTEREST

      SECTION 11.01. Transferability of General Partner's Interest. (a) Except
as otherwise provided herein, the General Partner may not, directly or indirectly, sell, exchange, transfer, assign, pledge, hypothecate or otherwise dispose of all or any portion of its interest in the Partnership (any such direct or indirect sale, exchange, transfer, assignment, pledge, hypothecation, swap or other disposition being herein collectively called "Transfers") to any
Person (other than to a successor-in-interest (by merger or otherwise) or assignee that is an Affiliate of Greenhill, which Transfer may be made without the approval of any other Partner) without the prior approval of Limited
Partners (other than Defaulting Investors) and limited partners of the Related
Funds (other than defaulting partners) representing at least 75% of the aggregate Capital Commitments of all Limited Partners (other than Defaulting
Investors) and limited partners of the Related Funds (other than defaulting partners) at such time. If the General Partner so determines in its discretion, and any such prior approval of the Limited Partners (if required) so provides, the General Partner may admit any Person to whom the General Partner proposes to make such a Transfer as an additional general partner of the Partnership, and such transferee shall be deemed admitted to the Partnership as a general partner of the Partnership

                                       56

immediately prior to such Transfer and shall continue the business of the
Partnership without dissolution.

      (b) Except as otherwise provided in this Article 11, the General Partner may not withdraw from the Partnership (within the meaning of the Delaware Act)
or be removed as general partner of the Partnership.

                                   ARTICLE 12
                 TRANSFERABILITY OF A LIMITED PARTNER'S INTEREST

      SECTION 12.01. Restrictions on Transfer. (a) Subject to Section 10.05, no
Transfer of all or any part of a Limited Partner's interest in the Partnership may be made without the prior approval of the General Partner, which approval may be granted or withheld by the General Partner in its discretion.

      (b) The foregoing provisions of this Section 12.01 shall not apply to any
Transfer by a Limited Partner of all or any part of such Limited Partner's interest in the Partnership to an Affiliate of such Limited Partner.

      (c) Notwithstanding the provisions of Section 12.01(b), in no event may a
Limited Partner Transfer any portion of its interest in the Partnership nor may a Substituted Limited Partner be admitted to the Partnership if such Transfer or such admission would, in the judgment of the General Partner, cause a dissolution of the Partnership under the Delaware Act, cause the Partnership's assets to be deemed to be "plan assets" for purposes of ERISA, cause the
Partnership to be an "investment company" within the meaning of the Investment
Company Act, cause the General Partner or the Manager to be in violation of the
Advisers Act, or would, in the judgment of the General Partner, violate, or cause the Partnership to violate, any applicable law or regulation, including any applicable federal or state securities laws. In no event shall the
Partnership participate in the establishment of a secondary market or the substantial equivalent thereof as defined in Treas. Reg. Section 1.7704-1(c) or the inclusion of its interests on such a market or on an established securities market as defined in Treas. Reg. Section 1.7701-1(b), or recognize any Transfers made on any of the foregoing by admitting the purported transferee as a Partner or otherwise recognizing the rights of such transferee.

      SECTION 12.02. Expenses of Transfer; Indemnification. All expenses, including attorneys' fees and expenses, incurred by the General Partner or the
Partnership in connection with any Transfer shall, unless otherwise determined by the General Partner in its discretion, be borne by the transferring Limited
Partner or such Limited Partner's transferee (any such transferee, when admitted and shown as such on the books and records of the Partnership, being hereinafter called a "Substituted Limited Partner"). In addition, the transferring Limited

                                       57

Partner or such transferee shall indemnify the Partnership and the General
Partner in a manner satisfactory to the General Partner against any losses, claims, damages or liabilities to which the Partnership or the General Partner may become subject arising out of, related to or in connection with any false representation or warranty made by, or breach or failure to comply with any covenant or agreement of, such transferring Limited Partner or such transferee.

      SECTION 12.03. Recognition of Transfer; Substituted Limited Partners. (a)
No purchaser, assignee, or other recipient of all or any portion of a Limited
Partner's interest in the Partnership may be admitted to the Partnership as a
Substituted Limited Partner without the prior approval of the General Partner
(which may, in the General Partner's discretion, be withheld). If the General
Partner approves the admission of any Person to the Partnership as a Substituted
Limited Partner, such Person, as a condition to its admission as a Limited
Partner, shall execute and acknowledge such instruments (including a counterpart of this Agreement), in form and substance satisfactory to the General Partner, as the General Partner reasonably deems necessary or desirable to effectuate such admission and to confirm the agreement of such Person to be bound by all the terms and provisions of this Agreement with respect to the interest in the
Partnership acquired by such Person.

      (b) The Partnership shall not (subject to Section 10.05) recognize for any purpose any purported Transfer of all or any part of a Limited Partner's interest in the Partnership and no purchaser, assignee, transferee or other recipient of all or any part of such interest shall become a Substituted Limited
Partner hereunder unless:

            (i) the provisions of Sections 12.01, 12.02 and 12.03(a) shall have been complied with;

            (ii) the General Partner shall have been furnished with the documents effecting such Transfer, in form reasonably satisfactory to the
      General Partner, executed and acknowledged by both the seller, assignor or transferor and the purchaser, assignee, transferee or other recipient;

            (iii) such purchaser, assignee, transferee or other recipient shall have represented that such Transfer was made in accordance with all applicable laws and regulations;

            (iv) all necessary governmental consents shall have been obtained in respect of such Transfer;

                                       58

            (v) the books and records of the Partnership shall have been changed
      (which change shall be made as promptly as practicable) to reflect the admission of such Substituted Limited Partner; and

            (vi) all necessary instruments reflecting such admission shall have been filed in each jurisdiction in which such filing is necessary in order to qualify the Partnership to conduct business or to preserve the limited liability of the Limited Partners.

      Upon the satisfaction of the conditions set forth in this Section 12.03, any such purchaser, assignee, or other recipient shall become a Substituted
Limited Partner.

      SECTION 12.04. Transfers During a Fiscal Year. If any Transfer (other than a pledge or hypothecation) of a Partner's interest in the Partnership shall occur at any time other than the end of the Partnership's fiscal year, the distributive shares of the various items of Partnership income, gain, loss, and expense as computed for tax purposes and the related cash distributions shall be allocated between the transferor and the transferee on such proper basis as the transferor and the transferee shall agree consistent with applicable requirements under Section 706 of the Code; provided that no such allocation shall be effective unless (i) the transferor and the transferee shall have given the Partnership written notice, prior to the effective date of such Transfer, stating their agreement that such allocation shall be made on such proper basis,
(ii) the General Partner shall have consented to such allocation, and (iii) the transferor and the transferee shall have agreed to reimburse the General Partner for any incremental accounting fees and other expenses incurred by the General
Partner in making such allocation. If the transferor and transferee fail to give notice to the Partnership in accordance with the proviso to the immediately preceding sentence, all allocations shall be made in accordance with the applicable requirements of Section 706 of the Code.

      SECTION 12.05. Securities Laws; Legends. (a) The limited partner interests have been issued pursuant to a claim of exemption from the registration or qualification provisions of U.S. federal and state and non-U.S. securities laws and may not be sold or transferred without compliance with the registration or qualification provisions of applicable U.S. federal and state and non-U.S.
securities laws or applicable exemptions therefrom.

      (b) Certificates for any limited partner interest or interests may be issued evidencing a Limited Partner's limited partner interest. Each such certificate shall bear such legends as may be required by applicable federal or state laws, or as may be deemed necessary or appropriate by the General Partner to reflect restrictions upon transfer contemplated herein.

                                       59

                                   ARTICLE 13
                                  MISCELLANEOUS

      SECTION 13.01. Amendments; Waivers. (a) Except as otherwise provided in
Section 13.01(b) and 13.01(c) and in the proviso to this Section 13.01(a), any provision of this Agreement may be amended or waived with the approval of the
General Partner and of the Required Limited Partners; provided that, except as provided in Section 13.01(b):

            (i) the provisions of Article 9, Section 10.01 and this Section
      13.01 may not be amended or waived without the approval of the General
      Partner and all the Limited Partners (other than any Defaulting
      Investors);

            (ii) no amendment or waiver of the provisions of this Agreement may, without the approval of the General Partner, the Required Limited Partners
      and the affected Limited Partner, (A) increase the liability of a Limited
      Partner beyond the liability of such Limited Partner expressly set forth in this Agreement (including pursuant to Section 2.03) or otherwise modify or affect the limited liability of such Partner, (B) change the Capital
      Commitment of such affected Limited Partner (other than as provided in this Agreement) or (C) change the amount or timing of distributions or the method of allocations (including tax allocations) made under Article 6 in a manner adverse to such affected Limited Partner;

            (iii) any requirement in any provision of this Agreement that a certain percentage of Capital Commitments is necessary for any action or approval of the Partners may not be amended or waived without the approval of the General Partner and Limited Partners (and limited partners of the
      Related Funds) having Capital Commitments representing in aggregate at least such specified percentage of Capital Commitments; and

            (iv) no amendment of any provision of the Agreement shall be effective against any BHC Partner that would amend the definition of BHC
      Partner or the provisions of Section 2.16 (with respect to the rights of
      BHC Partners), without the consent of each BHC Partner adversely affected thereby.

      (b) The provisions of Section 3.03(d)(ii) may be waived with respect to any Limited Partner affected by Section 3.03(d)(ii) in connection with any
Investment with the approval of the General Partner and such Limited Partner affected by Section 3.03(d)(ii) as to such Investment.

      (c) Notwithstanding any other provision of this Agreement (except clauses
(i)-(iv) of Section 13.01(a)), the General Partner may, without the approval of any Limited Partner, amend or waive any provision of this Agreement; provided that such amendment or waiver shall not be

                                       60

adverse to any Limited Partner. The General Partner shall give prompt notice to each Limited Partner of any amendment of this Agreement pursuant to the preceding sentence.

      SECTION 13.02. Approvals. (a) Each Investor agrees that, to the extent permitted by applicable law and except as otherwise provided in this Agreement, for purposes of obtaining or granting the approval or consent of the Investors
(including any such approval or consent required under the Advisers Act) with respect to any proposed action (other than pursuant to Section 13.01) by the
Partnership, the General Partner or any of its Affiliates and, if applicable, any Parallel Investors, any of the following shall bind the Partnership, the
General Partner and each Investor and shall have the same legal effect as the written approval of the General Partner and each Investor:

            (i) the written approval of the General Partner and the Required
      Limited Partners. The General Partner may request the written approval of the Required Limited Partners to approve any matter required to be so approved by the Advisers Act;

            (ii) with respect to any such proposed action relating to a particular Investment, the written approval of the General Partner and
      Investors having a majority of the Invested Capital in such Investment at such time (it being understood that the written approval of the General
      Partner and Investors having a majority of the Invested Capital in each
      Investment Portion comprising such Investment shall not be required); and

            (iii) with respect to any such proposed action affecting certain
      (but not all) Investors, the written approval of the General Partner and affected Investors having a majority of the Capital Commitments of all such affected Investors at such time.

      (b) Notwithstanding anything else contained in this Agreement, with respect to any provision of this Agreement (including Sections 11.01 and 13.01)
requiring the approval of Investors having a specified percentage of Invested
Capital or Capital Commitments, as the case may be, (i) for purposes of calculating the arithmetic fraction represented by such percentage, there shall be excluded from both the numerator and denominator of such fraction the Capital
Commitments or Invested Capital, as the case may be, of any Defaulting Investor, and (ii) the approval of any Defaulting Investor (except in connection with
Section 13.01(a)(ii)) shall not be required.

      SECTION 13.03. Mergers and Consolidations. The Partnership may merge or consolidate with or into one or more Delaware limited partnerships or other business entities (as defined in the Delaware Act) pursuant to, and in accordance with, Section 17- 211 (including Section 17-211(g)) of the Delaware
Act upon the approval of the General Partner and the Required Limited Partners;
provided that (i) in connection with any such merger or consolidation,

                                       61

no amendment of any provision of this Agreement may, directly or indirectly, be effected without the approval required for an amendment of such provision in accordance with Section 13.01 and (ii) the surviving entity of such merger or consolidation shall be a Delaware limited partnership or a Delaware limited liability company. Notwithstanding anything else contained in this Agreement
(but subject to the immediately preceding sentence), any agreement of merger or consolidation approved in accordance with the Delaware Act may (x) effect any amendment to this Agreement or (y) effect the adoption of a new partnership agreement for the Partnership if it is the surviving or resulting entity in such merger or consolidation.

      SECTION 13.04. Investment Representation. Each Partner, by executing this
Agreement, represents and warrants that its interest in the Partnership has been acquired by it for its own account, or for the account of a commingled pension trust or other institutional investor, previously specified in writing to the
Partnership, with respect to whom it has full investment discretion, for investment and not with a view to resale or distribution thereof and that it is fully aware that in agreeing to admit it as a Partner, the General Partner and the Partnership are relying upon the truth and accuracy of this representation and warranty.

      SECTION 13.05. Successors; Counterparts; Beneficiaries. This Agreement (i)
shall be binding as to the executors, administrators, estates, heirs and legal successors of the Partners and (ii) may be executed in several counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart. The provisions of this Agreement are intended solely to benefit the Partners and the Indemnified Persons and, to the fullest extent permitted by applicable law, shall not be construed as conferring any benefit upon any creditor of the Partnership (and no such creditor shall be a third-party beneficiary of this Agreement), and no Partner shall have any duty or obligation to any creditor of the Partnership to make any contributions or payments to the Partnership.

      SECTION 13.06. Governing Law; Severability; Certain Matters as to the
General Partner. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. In particular, it shall be construed to the maximum extent possible to comply with all of the terms and conditions of the Delaware Act. If it shall be determined by a court of competent jurisdiction that any provision or wording of this Agreement shall be invalid or unenforceable under the Delaware Act or other applicable law, such invalidity or unenforceability shall not invalidate the entire Agreement, in which case this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of applicable law, and, in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions.

                                       62

      (b) The execution and delivery by the General Partner of and the performance by the General Partner of its obligations under this Agreement have been duly authorized by all necessary limited liability company action on the part of the General Partner. The General Partner has the requisite limited liability company power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the General Partner, constitutes a valid and binding agreement of the General Partner, and is enforceable against the General Partner, in its capacity as general partner of the Partnership, in accordance with its terms.

      SECTION 13.07. Further Assurance. Each Limited Partner, upon the request of the General Partner, agrees to perform all further acts and to execute, acknowledge and deliver any documents that may reasonably be necessary to carry out the provisions of this Agreement.

      SECTION 13.08. Filings. The General Partner shall promptly prepare, following the execution and delivery of this Agreement, any documents required to be filed and recorded, or, which are in the General Partner's discretion, appropriate for filing and recording, under the Delaware Act, and the General
Partner shall promptly cause each such document to be filed and recorded in accordance with the Delaware Act and, to the extent required by local law, to be filed and recorded or notice thereof to be published in the appropriate place in each State in which the Partnership may hereafter establish a place of business.
The General Partner shall also promptly cause to be filed, recorded and published such statements of fictitious business name and other notices, certificates, statements or other instruments required by any provision of any applicable law of the United States or any State or other jurisdiction which governs the conduct of its business from time to time.

      SECTION 13.09. Power of Attorney. (a) Each Limited Partner does hereby constitute and appoint each of the General Partner and its officers as its true and lawful representative and attorney-in-fact, in its name, place and stead to make, execute, sign, deliver and file (i) a Certificate of Limited Partnership of the Partnership and any amendment thereof required because of an amendment to this Agreement or in order to effectuate any change in the membership of the
Partnership, (ii) any amendments to this Agreement in accordance with Section
13.01, and (iii) all such other instruments, documents and certificates which may from time to time be required by the Delaware Act, or any other jurisdiction, to effectuate, implement and continue the valid and subsisting existence of the Partnership or to dissolve the Partnership. Such representatives and attorneys-in-fact shall not have any right, power or authority to amend or modify this Agreement when acting in such capacities.

      (b) The power of attorney granted pursuant to this Section 13.09 is coupled with an interest and shall (i) survive and not be affected by the subsequent death, incapacity, disability, dissolution, termination or bankruptcy of the Limited Partner granting such power of attorney or

                                       63

the transfer of all or any portion of such Limited Partner's interest in the
Partnership, and (ii) extend to such Limited Partner's successors, assigns and legal representatives.

      SECTION 13.10. No Bill for Partnership Accounting. Subject to mandatory provisions of law applicable to a Limited Partner and to circumstances involving a breach of this Agreement, each of the Partners covenants that it will not
(except with the consent of the General Partner) file a bill for Partnership accounting.

      SECTION 13.11. Goodwill. No value shall be placed on the name or goodwill of the Partnership.

      SECTION 13.12. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing)
and shall be given to such party at its address or facsimile number set forth in a schedule filed with the records of the Partnership or such other address or facsimile number as such party may hereafter specify for the purpose by notice in like manner to the General Partner (if such party is a Limited Partner) or to all the Limited Partners (if such party is the General Partner). Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified pursuant to this Section 13.12 and the appropriate confirmation is received,
(ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified pursuant to this Section 13.12; provided that (A) notices to the General Partner under
Article 5 shall not be effective until received and (B) Drawdown Notices to
Investors shall be given by facsimile, certified or express mail or special courier service.

      SECTION 13.13. Headings. Section and other headings contained in this
Agreement are for reference only and are not intended to describe, interpret, define or limit the scope or intent of this Agreement or any provision hereof.

      SECTION 13.14. Tax Election. The Partners agree that neither the
Partnership, the General Partner nor any Limited Partner shall take any action pursuant to applicable regulations under Section 7701 of the Code, or that is otherwise inconsistent with the treatment of the Partnership as a partnership for United States federal income tax purposes.

      SECTION 13.15. Side Letters. Notwithstanding any other provision of this
Agreement, the parties hereto acknowledge that the Partnership or the General
Partner, on its own behalf or on behalf of the Partnership, without any further act, approval or vote of any Partner, may enter into Side Letters with certain
Limited Partners which have the effect of establishing rights under, or altering or supplementing the terms of, this Agreement or subscription agreements with the Limited Partners. The parties hereto agree that any rights established, or any terms of this

                                       64

Agreement or subscription agreements with the Limited Partners altered or supplemented, in a Side Letter with any Limited Partner shall govern with respect to such Limited Partner notwithstanding any other provision of this
Agreement or subscription agreements with the Limited Partners.

                                       65

      IN WITNESS WHEREOF, the undersigned have hereto set their hands as of the day and year first above written.

                                    GCP, L.P.
                                       as General Partner

                                    By: GCP, LLC, its general partner

                                    By: /s/ Robert H. Niehaus
                                       -------------------------------------
                                       Name: Robert H. Niehaus
                                       Title: Senior Member

                                   David Glenn

                                       solely to reflect his withdrawal as
                                   initial Limited Partner

                                   /s/ David Glenn
                                   -----------------------------------------

Accepted and Agreed:

GREENHILL FUND MANAGEMENT CO., LLC
   solely in its capacity as Manager

By: /s/ Robert H. Niehaus
   ---------------------------------
   Name: Robert H. Niehaus
   Title: Chairman

                                   APPENDIX A

                                   DEFINITIONS

      "Admission Period" means the period commencing on the first Closing Date and ending twelve months from the first Closing Date.

      "Advisers Act" means the U.S. Investment Advisers Act of 1940, as amended from time to time.

      "Affiliate" of any Person means any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. With respect to any natural person, the term "Affiliate" shall include any member of such person's "immediate family", as defined in Item 404(a) of Regulation S-K of the Securities and Exchange
Commission. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a
Person, whether through the ownership of voting securities, by contract or otherwise. It is understood that, for purposes of this Agreement, the
Partnership is not an Affiliate of the General Partner, Greenhill or any of
their respective Affiliates.

      "Agreement" means this Amended and Restated Agreement of Limited
Partnership, as amended from time to time.

      "Allocable Expenses" means, with respect to any Investor at any time, the portion of the aggregate Partnership Investment Expenses, Partnership
Administrative Expenses, Partnership Organizational Expenses and all other
Partnership Expenses (other than Management Fees) borne by such Investor prior to such time (whether through the application of any Capital Contributions made by such Investor, payments made pursuant to Section 9.03 or any other sources of funds of the Partnership or any Parallel Investment attributable to such
Investor) that are allocable to all Realized Investment Portions in which such
Investor was a Participating Investor, determined by (i) dividing (A) the aggregate amount of Capital Contributions made by all Investors with respect to all Realized Investment Portions in which such Investor was a Participating
Investor at such time by (B) the aggregate amount of Capital Contributions made by all Investors with respect to all Investment Portions in which such Investor was a Participating Investor, whether Realized Investment Portions or Unrealized
Investment Portions at such time, and (ii) multiplying such amount by the aggregate Partnership Investment Expenses, Partnership Administrative Expenses,
Partnership Organizational Expenses and all other Partnership Expenses (other than Management Fees) borne by such Investor prior to such time.

      "Authorized Representative" has the meaning set forth in Section 2.08(a).

                                       A-1

      "Available Capital Commitment" means, with respect to the General Partner or any Investor at any time, the excess, if any, of (a) such Person's Capital
Commitment at such time over (b) such Person's aggregate Capital Contributions made prior to such time, subject to adjustment as provided in this Agreement.
For purposes of this definition, any Person's aggregate Capital Contributions at any time shall be reduced by the aggregate amount theretofore repaid (as a distribution or otherwise) to such Person: (i) as a return of Realized Invested
Capital in respect of any Interim Financing; provided that such Realized
Investment Portion is realized within 18 months after the making of such Interim
Financing; or (ii) as a result of the Investment, in respect of which such
Capital Contribution was made, having been made in a lesser amount than the
Investment Drawdown Amount specified in the applicable Drawdown Notice so long as the repayment is effected as soon as practicable after such Investment is made.

      "Available Commitment Percentage" means, with respect to the General
Partner or any Investor at any time, the percentage derived by dividing such
Person's Available Capital Commitment at such time by the aggregate amount of the Available Capital Commitments of the General Partner and all Investors
(except as otherwise provided in this Agreement) at such time.

      "Borrowing Costs" means, with respect to any borrowing, any interest, fees or other expenses attributable to such borrowing, but shall not include any repayment of the principal amount of such borrowing.

      "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York are authorized by law to close.

      "Capital Account" has the meaning set forth in Section 6.07.

      "Capital Commitment" means, with respect to any Partner at any time, the amount specified as such Partner's capital commitment at the time such Partner was admitted to the Partnership (as adjusted as provided in this Agreement), which amount shall be set forth on the books and records of the Partnership.

      "Capital Contribution" means (i) with respect to any Partnership
Investment or Partnership Expenses, a Partnership Capital Contribution and (ii)
with respect to any Parallel Investment or Parallel Investment Expenses, a
Parallel Capital Contribution. For purposes of this Agreement, a Capital
Contribution "in respect of" or "with respect to" an Investment shall mean a contribution applied directly towards acquiring the securities comprising such
Investment, and shall not refer to a contribution applied towards any Expenses relating to, in connection with or attributable to such Investment.

                                       A-2

      "Closing Date" means any date established by the General Partner for the admission to the Partnership of a Limited Partner (other than a Substituted
Limited Partner) or the increase of a Limited Partner's Capital Commitment pursuant to Section 1.07.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Commitment Percentage" means, with respect to any Partner at any time, the percentage derived by dividing such Partner's Capital Commitment at such time by Overall Capital at such time.

      "Commitment Period" means the period commencing on the first Closing Date established pursuant to Section 1.07(a) and ending on the close of the Business
Day on or immediately following the fifth anniversary of the last Closing Date established pursuant to Section 1.07(c); provided that if such period is terminated by the General Partner or the Investors pursuant to Section 5.01, the
"Commitment Period" shall mean, for purposes of any provision of this Agreement, the period commencing on such first Closing Date and ending at the time such period is so terminated by the General Partner or by the Investors, as the case may be.

      "Competing Fund" has the meaning set forth in Section 3.05(a).

      "Confidential Offering Memorandum" means the Confidential Offering
Memorandum dated April 2000, as amended or supplemented, relating to the offering of limited partner interests in the Partnership.

      "Contribution Date" has the meaning set forth in Section 1.07(e).

      "Convertible Security" means any security of a Portfolio Company that is exercisable or exchangeable for or convertible into any other security of such
Portfolio Company or any security of an Affiliate of such Portfolio Company, including, without limitation, warrants, options, convertible or exchangeable securities and other similar securities.

      "Default" means, except as otherwise provided in Section 2.04, any failure of an Investor to make all or a portion of its required Capital Contribution on the applicable Drawdown Date, unless such Investor is excused pursuant to
Section 5.03 from making such Capital Contribution.

      "Default Amount" has the meaning set forth in Section 5.04(a).

      "Defaulting Investor" means, at any time, each Investor who, at or prior to such time, has committed a Default that has become an Event of Default.

                                       A-3

      "Delaware Act" has the meaning set forth in the first recital of this
Agreement.

      "Designated Amount" has the meaning set forth in Section 1.07(e).

      "Disposition" means any sale, exchange, transfer or other disposition of all or any portion of any class or series of securities comprising any
Investment, including a distribution in kind to the General Partner and
Investors pursuant to Section 6.05 (or the analogous or corresponding provisions of any agreement governing any Parallel Investment).

      "Drawdown" means a drawdown of cash contributions from one or more
Investors pursuant to a Drawdown Notice in accordance with Article 5.

      "Drawdown Date" has the meaning set forth in Section 5.02(b).

      "Drawdown Notice" has the meaning set forth in Section 5.02(a).

      "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended from time to time.

      "ERISA Partner" means any Limited Partner that is an employee benefit plan which is subject to the provisions of Part 4 of Subtitle B of Title I of ERISA.

      "Event of Default" means any Default that shall not have been (i) cured by the Investor who committed such Default within 20 Business Days after the occurrence of such Default or (ii) waived by the General Partner on such terms as determined by the General Partner in its discretion before such Default has otherwise become an Event of Default pursuant to clause (i) hereof.

      "Excused Investor" means, with respect to any Investment, any Investor who is excused pursuant to Section 5.03 from making all or a portion of its Capital
Contribution that would otherwise be required in respect of such Investment.

      "Expenses" means any Partnership Expenses or Parallel Investment Expenses.

      "Expenses Drawdown Amount" means the aggregate Capital Contributions to be made by the Investors with respect to Expenses in connection with any Drawdown pursuant to Article 5.

                                       A-4

      "Follow-On Investment" means, with respect to any Portfolio Company in which an Investment has previously been made under this Agreement, any additional Investment in securities of such Portfolio Company.

      "General Partner" means GCP, L.P., a Delaware limited partnership
(formerly Greenhill Capital Partners, LLC), in its capacity as a general partner of the Partnership; provided that any reference in this Agreement to the General
Partner with respect to, in relation to or in connection with any Parallel
Investor or Parallel Investment shall be deemed a reference to the General
Partner in its individual capacity and not in its capacity as general partner of the Partnership.

      "General Partner Expenses" has the meaning set forth in Section 4.01.

      "Greenhill" means Greenhill & Co., LLC, a Delaware limited liability company.

      "Indemnification Obligations" has the meaning set forth in Section
9.01(c).

      "Indemnified Person" means each of the General Partner, the Manager and their Affiliates, and the directors, officers, members, partners, employees, stockholders, agents and representatives of the General Partner, the Manager and their Affiliates.

      "Initial Closing Period" has the meaning set forth in Section 1.07(e).

      "Interim Financing" means any equity or debt securities that the General
Partner (i) believes in good faith, at the time the Investment by the
Partnership in such securities is made, will be refinanced within 18 months and
(ii) designates as an Interim Financing at the time of Investment. Interim
Financings not refinanced within 18 months will be treated as Investments for purposes of this Agreement.

      "Invested Capital" of any Participating Investor, with respect to any
Investment or Investment Portion at any time, means the aggregate amount of the
Capital Contributions made by such Participating Investor with respect to such
Investment or such Investment Portion as of such time less the aggregate amount of such Capital Contributions properly attributable to any portion of such
Investment or such Investment Portion that is the subject of any Disposition prior to such time or has resulted in a Notional Loss.

      "Investment" has the meaning set forth in Section 3.03(e)(ii).

      "Investment Company Act" means the Investment Company Act of 1940, as amended from time to time.

                                       A-5

      "Investment Drawdown Amount" means, with respect to any Investment covered by a Drawdown, the aggregate Capital Contributions to be made by all of the
Investors in respect of such Investment in connection with such Drawdown pursuant to Article 5.

      "Investment Expenses" with respect to any Investment, means all expenses
(other than Partnership Investment Vehicle Expenses and Parallel Investment
Vehicle Expenses) directly attributable to such Investment, including any
Indemnified Obligation directly attributable to such Investment and all unreimbursed expenses incurred in connection with the making, holding, refinancing, pledging, sale or other Disposition or proposed refinancing, pledging, sale or other Disposition of all or any portion of such Investment.

      "Investment Percentage" of any Participating Investor in respect of any
Investment at any time, means the percentage derived by dividing the aggregate amount of the Invested Capital of such Participating Investor at such time in such Investment by the aggregate amount of the Invested Capital of all
Participating Investors (except as otherwise provided herein) at such time in such Investment.

      "Investment Portion" has the meaning set forth in Section 3.03(e)(i).

      "Investment Portion Percentage" of any Participating Investor in respect of any Investment Portion comprising all or part of any Investment at any time, means the percentage derived by dividing the aggregate amount of the Invested
Capital of such Participating Investor at such time in such Investment Portion by the aggregate amount of the Invested Capital in such Investment Portion of all Participating Investors (except as otherwise provided herein) in such
Investment Portion at such time. It is understood that a Partner may participate in any Investment through one or more Investment Portions, and such Partner will have a separate Investment Portion Percentage with respect to each Investment
Portion in which it participates.

      "Investor" means each Limited Partner (i) in its capacity as a limited partner of the Partnership, with respect to any Partnership Investment, any
Capital Contribution in respect of a Partnership Investment or Partnership
Expense, or other matter relating to the Partnership, and (ii) in its capacity as a Parallel Investor, with respect to any Parallel Investment, any Capital
Contribution in respect of a Parallel Investment or Parallel Investment Expense,
or other matter relating to such Person as a Parallel Investor under this
Agreement.

      "Key Men" has the meaning set forth in Section 5.01(e).

      "LIBOR" means the rate per annum for deposits in U.S. dollars for a period of three months for an amount approximately equal to the Default Amount at approximately 11:00 A.M. (London time) on the Drawdown Date which appears on the
Telerate Page 3750 (or such other

                                       A-6

Telerate Page as may in the future contain the per annum rate for three- month
U.S. Dollar LIBOR). If Telerate ceases or fails to publish such a rate, the
General Partner shall in good faith designate another internationally reputable source publishing such rate.

      "Limited Partner" means, at any time, any Person who is at such time a limited partner of the Partnership and shown as such on the books and records of the Partnership, in such Person's capacity as limited partner of the
Partnership.

      "LP Advisory Committee" has the meaning set forth in Section 2.10(a).

      "Management Agreement" means the Management Agreement between the Manager and the Partnership, dated as of the date hereof, in the form attached hereto as
Exhibit A, as such agreement may be amended from time to time.

      "Manager" means Greenhill Fund Management Co., LLC, a Delaware limited liability company or such other Affiliate of Greenhill that shall be designated by Greenhill from time to time as the manager to the Partnership.

      "Marketable Securities" mean securities that are (A) traded on a securities exchange, reported through the National Association of Securities
Dealers Automated Quotation System or comparable established non-U.S.
over-the-counter trading system or otherwise traded over-the-counter for which quotations of market prices are readily available and (B) not subject to material legal or contractual restrictions on transferability.

      "Material Adverse Effect" has the meaning set forth in Section 5.03(b).

      "New Commitment" has the meaning set forth in Section 1.07(d).

      "New Commitment Partner" has the meaning set forth in Section 1.07(d).

      "Notional Loss" means, at any date with respect to any Unrealized
Investment Portion and any Participating Investor, the amount of the clear and permanent impairment in value, as determined by the General Partner, of such
Participating Investor's Invested Capital with respect to such Unrealized
Investment Portion as a result of the applicable Portfolio Company (i) having defaulted in the payment on its outstanding indebtedness or (ii) having commenced or as to which a proceeding under the U.S. Bankruptcy Code (or comparable non-U.S. statute) has been commenced.

      "Organizational Expenses" means all expenses of organizing the Partnership and the Related Funds, including expenses incurred by the Partnership, the
Related Funds or the General

                                       A-7

Partner in connection with the marketing and private placement of the limited partner interests in the Partnership and the Related Funds.

      "Original Acquisition Cost" has the meaning set forth in Section 1.07(e).

      "Original Agreement" has the meaning set forth in the first recital of this Agreement.

      "Original Investment" has the meaning set forth in Section 3.03(e)(ii).

      "Overall Capital" means, at any time, the sum of (i) the aggregate Capital
Commitments of all the Partners at such time plus (ii) the aggregate Capital
Commitments of all Partners of all Related Funds at such time.

      "Parallel Capital Contribution" means, with respect to any Parallel
Investor, a cash contribution in respect of any Parallel Investment or Parallel
Investment Expenses made by such Parallel Investor pursuant to Article 5.

      "Parallel Investment" means an investment (including a Follow-On
Investment) contemplated by this Agreement, other than through the Partnership and other than pursuant to Section 3.07, in any equity securities or equity-related securities (including preferred equity, subordinated debt or similar securities), or debt securities that, in any case, is, in the sole judgment of the General Partner at the time a Person commits to make such investment, an appropriate investment for such Person.

      "Parallel Investment Expenses" means, with respect to any Parallel
Investment, any expenses of the type specified in Section 4.02 incurred in connection with a Parallel Investment.

      "Parallel Investment Vehicle" means any Person formed for the purpose of making any Parallel Investment.

      "Parallel Investment Vehicle Expenses" means, with respect to the
Investment Portion comprising all or any part of any Parallel Investment, all expenses directly attributable to the formation, operation or administration of the Parallel Investment Vehicle, if any, relating to such Investment Portion and any expenses comparable to the foregoing, in the absence of a Parallel
Investment Vehicle with respect to such Investment Portion.

      "Parallel Investor" means any Partner (other than an ERISA Partner) in its individual capacity as an investor (directly or through a Parallel Investment
Vehicle) in respect of a Parallel Investment (and not in its capacity as a partner of the Partnership).

                                       A-8

      "Participating Investor" means, with respect to any Investment, any
Participating Partner or Participating Parallel Investor in respect of such
Investment.

      "Participating Parallel Investor" means, with respect to any Parallel
Investment, any Parallel Investor who has made a Parallel Capital Contribution in respect of such Parallel Investment.

      "Participating Partner" means, with respect to any Partnership Investment, any Partner who has made a Partnership Capital Contribution in respect of such
Partnership Investment.

      "Partners" means the General Partner and the Limited Partners, and
"Partner" means any Limited Partner or the General Partner.

      "Partnership" means Greenhill Capital, L.P., as such limited partnership may from time to time be constituted.

      "Partnership Administrative Expenses" has the meaning set forth in Section
4.02(a)(iii).

      "Partnership Capital Contribution" means, with respect to any Partner, a cash contribution in respect of any Partnership Investment or Partnership
Expenses made by such Partner to the Partnership pursuant to Article 5.

      "Partnership Expenses" has the meaning set forth in Section 4.02(a).

      "Partnership Investment" means an investment (including a Follow-On
Investment) by the Partnership in any equity securities or equity-related securities (including preferred equity, convertible debt or similar securities), or debt securities or that, in any case, is, in the sole judgment of the General
Partner at the time the Partnership commits to make such investment, an appropriate investment for the Partnership.

      "Partnership Investment Expenses" has the meaning set forth in Section
4.02(a)(ii).

      "Partnership Investment Percentage" of any Participating Partner, in
respect of any Partnership Investment at any time, means the percentage derived by dividing the aggregate amount of Invested Capital of such Participating
Partner at such time in such Partnership Investment by the aggregate amount of
Invested Capital of all Participating Partners (except as otherwise provided in this Agreement) at such time in respect of such Partnership Investment.

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      "Partnership Investment Vehicle" means any Person formed for the purpose of making any Partnership Investment in accordance with Section 3.03.

      "Partnership Investment Vehicle Expenses" means all expenses with respect to the formation, operation or administration of any Partnership Investment
Vehicle.

      "Partnership Organization Expenses" means an amount of Organizational
Expenses up to (but not in excess of) (i) $2.0 million times (ii) a fraction, the numerator of which is the aggregate Capital Commitments of all Partners and the denominator of which is the Overall Capital.

      "Person" means any individual, partnership, corporation, limited liability company, trust or other entity.

      "Portfolio Company" means, with respect to any Investment, any Person that is the issuer of any equity securities or equity-related securities (including preferred equity, convertible debt or similar securities) or debt securities that are the subject of such Investment.

      "Pre-Closing Investments" has the meaning set forth in Section 1.07(e).

      "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank (or any successor thereto) as its prime rate in effect at its principal office in New York City.

      "Private Equity Securities" means unlisted or illiquid equity securities or equity- related securities (including preferred equity, convertible debt or similar securities) that are acquired or proposed to be acquired in privately negotiated transactions.

      "Proceeding" means any action, claim, suit, investigation or proceeding by or before any court, arbitrator, governmental body or other agency.

      "Proceeds" means, with respect to any Partnership Investment (including
Interim Financings), the sum of (i) the cash and non-cash proceeds received by the Partnership from any Disposition of such Partnership Investment, or any dividends, interest or other distributions or other income received in connection with such Partnership Investment (other than Transaction Fees with respect to such Partnership Investment) less (ii) any expenses incurred by the
Partnership in connection with such receipt.

      "Realized Invested Capital" of any Participating Investor, with respect to any Realized Investment Portion at any time, means the aggregate amount of
Capital Contributions made by

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such Participating Investor at such time that are properly attributable to such
Realized Investment Portion.

      "Realized Investment Expenses" means, with respect to any Investor at any time, any Investment Expenses that are attributable to all Realized Investment
Portions at such time in which such Investor was a Participating Partner.

      "Realized Investment Portion" as of any date means all or any portion of any Investment Portion that has been subject to a Disposition prior to such date.

      "Related Fund" has the meaning set forth in Section 3.06.

      "Related Person" means, with respect to any Investment, any Person (other than the Partnership) that is, directly or indirectly, involved in any transaction related to, or giving rise to, such Investment, or any Affiliate of the Portfolio Company that is the subject of such Investment.

      "Required Limited Partners" means at any time Limited Partners (other than
Defaulting Investors) and limited partners (other than defaulting limited partners) of the Related Funds having at least a majority of the Overall Capital
(other than Defaulting Investors, defaulting investors of the Related Funds and
Limited Partners and limited partners of the Related Funds who do not approve or disapprove of the matter requiring approval or consent of the Required Limited
Partners and any limited partner who is a managing director, senior advisor, officer or employee of Greenhill or the General Partner or any Affiliate of such
Persons).

      "Side Letter" has the meaning set forth in Section 1.07(g).

      "Special Income" means (i) Transaction Fees and (ii) any other income recognized with respect to any Investment or proposed Investment that in the reasonable judgment of the General Partner, in the case of any Investor that is a non-U.S. person for U.S. federal income tax purposes, could constitute "income effectively connected with the conduct of a trade or business in the United
States" within the meaning of Section 864(c) of the Code or any successor provision (other than solely by reason of Section 897 of the Code).

      "Substituted Limited Partner" has the meaning set forth in Section 12.02.

      "Tax Percentage" means (i) with respect to net long-term capital gain, the highest blended U.S. federal and state income tax rate applicable to such type of capital gain, and (ii) with respect to all other types of income and gain, the highest blended U.S. federal and state income tax rate applicable to ordinary income, in each case, taking into account the deductibility of state taxes for federal income tax purposes.

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      "Tax Matters Partner" has the meaning set forth in Section 2.07(b).

      "Temporary Cash Funds" shall mean a reserve of Temporary Investments that is established by the General Partner, in its discretion, to facilitate the making of Investments or the payment of expenses of the Partnership; provided that, upon the use of any portion or all of the Temporary Cash Funds in connection with an Investment, such portion of Temporary Cash Funds shall be deemed to be converted into an Investment as of the date of such use.

      "Temporary Investments" has the meaning set forth in Section 2.13

      "Transaction Fees" means, with respect to any proposed Investment, (i) any fees or amounts that are paid to Greenhill, any Affiliate of Greenhill
(including the General Partner), or the Partnership by any party in connection with the termination, cancellation or abandonment of such proposed Investment, including "break-up" or "topping" fees, (ii) any fees or amounts that are paid to the Partnership as a "commitment fee" with respect to commitments of the
Partnership's equity capital with respect to such proposed Investment, (iii) any organization or success fees received by the General Partner or any of its
Affiliates in connection with the making of such proposed investment or (iv) any periodic advisory fees charged by the General Partner or any of its Affiliates to any Portfolio Company. Transaction Fees shall not include investment banking or advisory fees; fees in connection with restructurings and mergers and acquisitions, and underwriting or placement fees.

      "Transfer" has the meaning set forth in Section 11.01(a).

      "Unrealized Investment Portion" as of any date means all or any portion of any Investment Portion that is not a Realized Investment Portion as of such date.

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